SELECTED

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FRED’S, INC.

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4300 NEW GETWELL ROAD

MEMPHIS, TENNESSEE 38118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Wednesday, June 15, 2016

TO THE SHAREHOLDERS OF FRED’S, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Fred’s, Inc. (the “Company” or “Fred’s”) will be held at the La Quinta Inn & Suites, 101 Travel Center Blvd, Dublin, Georgia 31021, on Wednesday, June 15, 2016, at 5:00 p.m., Eastern Daylight Time, for the following purposes:

1.	To elect the Company’s Board of Directors;

2.	To ratify the designation of BDO USA, LLP as the independent registered public accounting firm of the Company, as described in the Proxy Statement;

3.	To approve an amendment to the Company’s 2012 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance by 1,000,000 shares;

4.	To approve, on an advisory (non-binding) basis, the executive compensation of the Company’s Named Executive Officers, as described in the Proxy Statement; and

5.	To consider and act upon any other matters which properly come before the Annual Meeting or any adjournment of the meeting.

The accompanying Proxy Statement contains further information with respect to these matters.

Only shareholders of record at the close of business on April 29, 2016 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Our Proxy Statement, Annual Report to shareholders and proxy card are available at www.fredsinc.com/shareholders.

By order of the Board of Directors,

Mark C. Dely
Secretary

May 16, 2016

FRED’S, INC.

4300 NEW GETWELL ROAD

MEMPHIS, TENNESSEE 38118

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held on June 15, 2016

The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Fred’s, Inc. (the “Company” or “Fred’s”) to be voted at the Annual Meeting of Shareholders to be held on June 15, 2016, at 5:00 p.m., Eastern Daylight Time, at the La Quinta Inn & Suites, 101 Travel Center Blvd, Dublin, Georgia 31021, or any adjournment thereof (the “Annual Meeting”). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock (“Common Stock”) will be necessary to constitute a quorum.

All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted “FOR” Proposals 1, 2, 3 and 4. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the Annual Meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon: (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.

A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 16, 2016.

Voting Securities

Only shareholders of record at the close of business on April 29, 2016 will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 37,246,917 shares of Common Stock. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to specified shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. The ratification of BDO USA, LLP as our independent registered public accounting firm, amendment to the Company’s 2012 Long-Term Incentive Plan and the advisory vote on executive compensation will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes have no effect on the vote for the election of Directors, the ratification of BDO USA, LLP as the independent registered public accounting firm of Fred’s, amendment to the Company’s 2012 Long-Term Incentive Plan or the advisory vote on executive compensation.

Ownership of Common Stock by Directors,

Officers and Certain Beneficial Owners

The following table sets forth beneficial ownership of Common Stock known to the Company as of April 29, 2016, by: (i) beneficial owners of more than five percent of outstanding Common Stock, (ii) each director, (iii) each person named in the Summary Compensation Table, and (iv) all directors and executive officers of Fred’s as a group.

	Shares of Common Stock Beneficially Owned(1)
	Number of Shares
Beneficial Owner	Options (2)	Total (3)	Percent (4)
Wellington Management Co., LLP (6)		4,326,916	11.6%
BlackRock, Inc. (7)		3,784,819	10.1%
Heartland Advisors, Inc. (5)	—	3,487,829	9.3%
Dimensional Fund Advisors LP (8)		3,093,951	8.3%
NWQ Investment Management Company, LLC (10)		2,982,591	8.0%
The Vanguard Group, Inc. (9)		2,657,173	7.1%
T. Rowe Price Associates, Inc. (11)	—	2,160,894	5.8%
Michael J. Hayes (12)	—	1,606,066	4.3%
Thomas H. Tashjian	—	321,111	*
Jerry A. Shore	28,750	126,464	*
Michael K. Bloom	—	56,944	*
Steven R. Fitzpatrick	2,500	27,549	*
B. Mary McNabb	—	26,900	*
Michael T. McMillan	—	26,500	*
Craig L. Barnes	3,000	20,400	*
John R. Eisenman	—	18,000	*
William B. Pugh	—	6,900	*
Lilia R. Lauren	—	6,506	*
Sherri L. Tagg	—	—	*
All Directors and Executive Officers As a Group (30 persons)	58,773	2,392,313	6.4%

*	Less than 1%
(1)	Beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. The address for all except Wellington Management Co., LLP, BlackRock, Inc., Heartland Advisors, Inc., Dimensional Fund Advisors LP, NWQ Investment Management Company, LLC, The Vanguard Group, Inc., and T. Rowe Price Associates, Inc. is 4300 New Getwell Rd., Memphis, Tennessee 38118. The address of, Wellington Management Co., LLP is 280 Congress St., Boston, Massachusetts 02210, BlackRock Inc. is 55 East 52nd Street, New York, New York, 10022, Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202, Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, NWQ Investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, California 90067, The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern Pennsylvania 19355, and T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(2)	Represents stock options that are exercisable within sixty (60) days of April 29, 2016.
(3)	Includes stock options that are exercisable by beneficial owners within sixty (60) days of April 29, 2016.
(4)	Based on outstanding shares of Common Stock as of April 29, 2016 (37,246,917) and the respective options exercisable within sixty (60) days of April 29, 2016 for the individual being tested.
(5)	This information is based on Schedule 13G filed on February 5, 2016 by Heartland Advisors, Inc. which reported that as of December 31, 2015, it had shared power to vote or direct the vote of 3,425,286 shares and shared power to dispose of or direct the disposition of 3,487,829 shares.
(6)	This information is based on Schedule 13G filed on February 16, 2016 by Wellington Management Group LLP which reported that as of December 31, 2015, it had shared power to vote or direct the vote of 3,332,876 shares and shared power to dispose of or direct the disposition of 4,326,916 shares.
(7)	This information is based on Schedule 13G filed on January 8, 2016 by BlackRock, Inc. which reported that as of December 31, 2015, it had sole power to vote or direct the vote 3,690,483 shares and sole power to dispose of or direct the disposition of 3,784,819 shares.
(8)	This information is based on Schedule 13G filed on February 9, 2016 by Dimensional Fund Advisor LP which reported that as of December 31, 2015, it had sole power to vote or direct the vote of 3,019,334 shares and sole power to dispose of or direct the disposition of 3,093,951 shares.
(9)	This information is based on Schedule 13G filed on February 10, 2016 by The Vanguard Group, Inc. which reported that as of December 31, 2015, it had sole power to vote or direct the vote of 46,561 shares, sole power to dispose of or direct the disposition of 2,612,512 shares, and shared power to dispose or to direct the disposition of 44,661 shares.
(10)	This information is based on Schedule 13G filed on February 12, 2016 by NWQ Investment Management Company, LLC which reported that as of December 31, 2015, it had sole power to vote or direct the vote of 2,981,975 shares and sole power to dispose of or direct the disposition of 2,982,591 shares.
(11)	This information is based on Schedule 13G filed on February 16, 2016 by T. Rowe Price Associates, Inc. which reported that as of December 31, 2015, it had sole power to vote or direct the vote of 559,379 shares and sole power to dispose of or direct the disposition of 2,160,894 shares.
(12)	Includes 126,018 shares owned by Mr. Hayes’ wife and 36,812 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.

PROPOSAL 1 - ELECTION OF DIRECTORS

Seven Directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve for a term of one year or until their successors are elected and qualified. In selecting potential candidates for election to the Board of Directors the Nominating Committee considers the potential nominee’s judgment, integrity, experience, independence, understanding of the Company’s business and industry and other factors as more fully described below. Upon the recommendation of the Nominating Committee, the Board of Directors has nominated each of the following nominees. These nominees all served on the Board of Directors in 2015 and were elected by the shareholders at the 2015 Annual Meeting. The Board of Directors believes that the combinations of the various qualifications, skills and experiences would contribute to an effective, balanced and well-functioning Board of Directors.

Nominees	Age	Title
Thomas H. Tashjian	61	Director and Chairman of the Board
Michael J. Hayes	74	Director and Chairman Emeritus
John R. Eisenman	74	Director
B. Mary McNabb	67	Director
Michael T. McMillan	56	Director
Steven R. Fitzpatrick	56	Director
Jerry A. Shore	63	Director, Chief Executive Officer

Business Experience, Directorships for the Last Five Years and Reasons for Nomination

Thomas H. Tashjian was elected a Director of the Company in 2001 and was elected as Chairman of the Board in March 2016. Mr. Tashjian is a private investor. Prior to 2001, he served as a Managing Director and Consumer Group Leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. In those roles, Mr. Tashjian dealt with corporate governance and financial matters on a regular basis. Mr. Tashjian’s earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target Corporation, and in the restaurant business at Noble Roman’s. He is a graduate of the Director’s Consortium of the Stanford Graduate School of Business and is a member of the Society of Corporate Secretaries and Governance Professionals. Mr. Tashjian also serves as the Company’s Governance Committee Chair. Mr. Tashjian is qualified to serve as Chairman of Fred’s Board of Directors because of his two decades of financial research analysis experience as a noted institutional investment analyst for several major investment banking companies, as well as his standing as a financial expert and corporate governance expert.

Michael J. Hayes was elected a Director of the Company in January 1987 and was named Chairman of the Board in November 2001. Effective as of April 15, 2016, Mr. Hayes stepped down as Chairman and was appointed Chairman Emeritus of the Board. Mr. Hayes served as the Chief Executive Officer of the Company from October 1989 to January 2009, and served as a Managing Director of the Company from 1989 to 2002 when that position was eliminated. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President—Corporate Finance and Financial Services. His considerable experience with Fred’s and his years spent on Wall Street position Mr. Hayes to serve as Chairman Emeritus and guide the Board in its critical mission of protecting the shareholders.

John R. Eisenman is involved in real estate investment and development located in Greensboro, North Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally’s, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since 1992. Mr. Eisenman serves as Chair to the Audit Committee. Mr. Eisenman was selected to serve on our Board because of this retail experience as well as his ability to advise the Board on real estate matters affecting the Company.

Mary McNabb was elected a Director of the Company in April 2005. Ms. McNabb is currently the owner and operator of Tai Shan Farms, Inc., a vertically-integrated organic products producer and on-line retailer. Previously, she served as Chief Executive Officer for Kid’s Outlet, California. Kid’s Outlet, California filed for bankruptcy in 2009. Prior to that, she served as Executive Vice President and a Director of The Mowbray Group from 2004-2005, a California-based retail consulting firm that specializes in problem-solving, cost reductions, importing, and retail management. She has served as a member of the Board of Directors of C-ME (Cyber Merchants Exchange). Ms. McNabb was formerly Executive Vice President of Merchandising and Marketing for Factory 2-U, Vice President of sourcing for S-Q of California, and West Coast Manager/Buyer for One Price Clothing, Inc. Ms. McNabb serves as Chair of the Compensation Committee. Ms. McNabb brings a wealth of retail experience to our Board, with specific experience in the soft lines areas of our business. Ms. McNabb also brings executive leadership experience to the Board.

Michael T. McMillan was elected a Director of the Company in 2007. In 2016, Mr. McMillan retired as Senior Director of Franchise Development for Pepsi-Cola North America, a Division of PepsiCo, where he spent more than 30 years in various roles including marketing, sales, franchise development, and general management of its bottling operations. Mr. McMillan serves as Chair of the Nominating Committee and served as Chair of the Governance Committee from 2008 until 2013. Mr. McMillan was chosen to serve on our Board because of his experience in sales and marketing.

Steven R. Fitzpatrick was elected to the Board of Directors in 2012. Steven Fitzpatrick was the President of Accredo Health Group, Inc., Medco’s fast-growing specialty pharmacy organization, a position he held until he retired in 2011. Prior to joining Accredo, Mr. Fitzpatrick held senior management positions with Abbott Laboratories, Block Medical, PharmaThera and Nations Healthcare. Mr. Fitzpatrick has an MBA from Northwestern University and passed the certified management and certified public accounting exams. Mr. Fitzpatrick is the Chair of the Pharmacy Committee. Mr. Fitzpatrick’s brings extensive experience in the pharmaceutical industry, including specialty pharmacy services, as well as financial and management experience to the Board.

Jerry A. Shore was named Chief Executive Officer of the Company in 2014 and joined the Board of Directors in November 2014. Mr. Shore started with the Company in 2000 as Executive Vice President and Chief Financial Officer. In January 2014, Chief Operating Officer was added to his responsibilities. Prior to joining the Company, Mr. Shore was employed by Wang’s International, a major importing and wholesale distribution company as Chief Financial Officer from 1989 to 2000, and in various financial management capacities with IPS Corp., and Caterpillar, Inc. from 1975 to 1989. Mr. Shore is a certified public accountant. He brings extensive experience with Fred’s and the retail industry as well as financial and accounting expertise to the Board.

If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by Fred’s Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. Fred’s has no reason to believe that any nominee will be unable to serve as a director.

The Company expects its directors to attend the Annual Meeting, however there is not a formal policy requiring attendance. All directors were present for the 2015 Annual Meeting.

For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of April 29, 2016, see “Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners.” There are no family relationships among any directors or executive officers of Fred’s.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE

ELECTION OF THE NOMINEES TO FRED’S BOARD OF DIRECTORS.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of reports of beneficial ownership of Fred’s Common Stock and written representations furnished to Fred’s by its officers, directors and principal shareholders, Fred’s is not aware of the failure of any such reporting person to file with the Securities and Exchange Commission (the “Commission”) on a timely basis any required reports of changes in beneficial ownership during the last fiscal year except for the following instances of untimely reporting: Board of Directors restricted stock granted on July 6, 2015 and November 19, 2015; leadership grants to Craig Barnes, Rick Chambers, Mike Holligan and Bryan Pugh on March 23, 2015, Rick Sain and Bradley Wooldridge on April 10, 2015, Ben Garner and Jerry Shore on April 15, 2015, Corey Punches on May 18, 2015, Nora Hickman and Don Seymour on June 8, 2015, Erskine Casey and Jill McElroy on June 29, 2015, Lilia Lauren on August 17, 2015, and John Foley on October 5, 2015; share withholdings on restricted stock lapses for Kelly Ma and Eric Ridings; and sales of shares by Mike Hayes on November 27, 2015.

Board of Directors

During the last fiscal year, Fred’s Board of Directors held eight meetings. All of the directors attended all of the Board meetings and the prior year’s annual meeting either in person or telephonically. As a regular part of the board meetings, the independent directors meet separately to discuss different matters. Mr. Tashjian is Chairman of the Board of Directors. Non-employee Directors of Fred’s are paid for their services plus reasonable expenses for meeting attendance, and are granted stock options and/or restricted stock from time to time. For additional information on Director Compensation see “Director Compensation.” John R. Eisenman, Steven R. Fitzpatrick, Thomas H. Tashjian, B. Mary McNabb, and Michael T. McMillan are considered independent as defined in the listing standards of the NASDAQ Stock Market (“NASDAQ”).

Communication with the Board of Directors

The Board of Directors has established a process for shareholders to facilitate communication with Directors. Communications can be addressed to: Board of Directors, Fred’s Inc., c/o Mark C. Dely, Secretary, 4300 New Getwell Rd., Memphis, Tennessee 38118. All communication will be reviewed by our Legal Department and appropriate communications will be forwarded to the Board of Directors on a quarterly basis, unless requested by the Board on a more frequent basis. Shareholder communications will be treated confidentially, subject to applicable laws, regulations or legal proceedings, if so marked on the envelope or in the communication but will be reviewed by the Company’s Legal Department.

Leadership Structure

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer. We believe that the separation of these positions represents the appropriate structure for us at this time. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company and its shareholders to be free to make that determination based on the position and direction of the Company and the membership of the Board. Under our current structure, both the Chairman and the Chief Executive Officer have responsibility for our business strategy and financial performance. Our Chief Executive Officer is responsible for the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman provides guidance to the Chief Executive Officer and presides over meetings of the full Board.

Lead Director

In the event that the Chairman of the Board is also a member of management of the Company, then (pursuant to the Company’s Corporate Governance Guidelines) the Board will elect an independent Director to serve as Lead Director. The role of the Lead Director is:

•	To consult with and act as a liaison between the Board and the Chief Executive Officer;

•	To preside over Board meetings in the absence of the Chairman;

•	To coordinate the activities of the other non-employee Directors, including the establishment of the agenda for executive sessions of the non-employee Directors;

•	To serve as a contact for interested parties to express opinions and concerns to the non-employee Directors.

•	The Lead Director shall be authorized to call meetings of the non-employee Directors.

Currently, because the Company’s Chairman is not a member of management of the Company, the Company does not have a Lead Director.

Board’s Role in Risk Management

The Board is elected by the shareholders to oversee the long-term health and overall success of the Company. In order to fulfill the Board’s responsibilities, it oversees proper operation of the business, safeguarding of assets, maintenance of appropriate financial and internal controls, and compliance with applicable laws and regulations. Inherent in carrying out these responsibilities is the Board’s oversight of the various risks that may impact the Company. The Board understands that it is impossible to eliminate all risks. Nonetheless, the Board, through its oversight of the Company, undertakes to manage and mitigate risks as appropriate. Primary responsibility for the identification, assessment and management of the various risks that we face belongs with our management team. The entire Board regularly reviews information with management on our business strategy, financial position and operations and considers associated key risks (that can include business, legal, regulatory, compliance, public policy, reputational and other risks).

In addition, the Board executes its oversight role through its Audit Committee and other committees which report regularly to the whole Board on their activities. For our Audit Committee, some areas of specific committee level focus include risk associated with financial reporting, internal control, related party transactions and data security. The Compensation Committee reviews risks associated with our executive incentive compensation policies. Our Governance Committee reviews risks associated with our corporate governance structure, business conduct and ethics.

Code of Conduct

The Company has adopted a code of ethics that applies to all of its directors, officers (including its Named Executive Officers) and employees. Also, the Company has a vendor code of conduct that applies to its vendors. The Company’s code of ethics and vendor code of conduct are available on the Company’s website at www.fredsinc.com and can be found under the Investor Relations and Corporate Governance links. The Board of Directors has adopted a written charter for the Governance Committee, which is also available on the Company’s website. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Governance Committee

At the 2012 Annual Meeting, the shareholders requested by way of a majority vote to appoint a Director who has a high level of expertise and experience in corporate governance. The Board of Directors responded by appointing Thomas H. Tashjian to chair the Governance Committee. Mr. Tashjian is a graduate of the Director’s Consortium of the Stanford Graduate School of Business and is a member of the Society of Corporate Secretaries and Governance Professionals. The Board of Directors has determined that Mr. Tashjian has a sufficiently high level of expertise and experience in corporate governance matters.

In recognition of the continuing importance of sound corporate governance, the Governance Committee has developed corporate governance guidelines that have been adopted by the Board of Directors. The Governance Committee believes these Corporate Governance Guidelines will provide shareholders and Directors with a clear statement of the Company’s expectations and processes utilized by the Board of Directors with respect to corporate governance matters. A copy of the Corporate Governance Guidelines are available on the Company’s website under the investor relations section.

The Governance Committee meets at least annually, and more often as needed, and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Governance Committee is currently comprised of Thomas H. Tashjian, Chairman of the Committee and B. Mary McNabb both of whom meet the independence requirements of NASDAQ listing standards and the independence criteria set forth in the SEC’s rules. Governance Committee members are paid for their services $6,000 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance.

Nominating Committee

The Nominating Committee recommends nominees for election to the Board by the shareholders at the annual meeting. The committee is comprised of Michael T. McMillan, Chairman of the Committee, John R. Eisenman and Tom H. Tashjian, all of whom meet the independence requirements of NASDAQ listing standards and the independence criteria set forth in the SEC’s rules. Nominating Committee members are paid for their services $6,000 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors has adopted a written charter for the Nominating Committee, which is available on the Company’s website.

The Nominating Committee identifies candidates for nomination based upon its criteria for evaluation as described below. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:

•	character, personal and professional ethics, integrity and values;

•	executive level business experience and acumen;

•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the retail, pharmacy or health care industry, it is not a prerequisite);

•	skills and expertise necessary to make significant contributions to the Company, its Board and its shareholders;

•	business judgment;

•	availability and willingness to serve on the Board;

•	independence requirements of NASDAQ listing standards;

•	potential conflicts of interest with the Company or its shareholders taken as a whole; and

•	accomplishment within the candidate’s own field.

The Company strives to nominate diverse candidates for service on the Board who have a variety of skills and experience. The Board will not discriminate on the basis of race, color national origin, sexual orientation, religion, or disability in selecting nominees.

The Nominating Committee meets at least annually and more often as necessary to make nominations to the Board. The Nominating Committee will consider shareholder nominations to the Board sent to the Nominating Committee, c/o Mark C. Dely, Corporate Secretary, Fred’s Inc., 4300 New Getwell Road, Memphis, Tennessee 38118. To be considered for nomination, a shareholder must provide the Nominating Committee the following:

•	proof of the shareholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	a complete description of the candidate’s qualifications, experience, accomplishments and background; and

•	the candidate’s signed consent to serve on the Board, if elected.

Recommendations by shareholders that are made in accordance with these procedures will be evaluated using the same standards the Nominating Committee uses for candidates it identifies. The Nominating Committee has full discretion not to include a shareholder’s candidate in its recommendation to the Board. If the Nominating Committee does not recommend a shareholder’s candidate to the Board, it will not make public the reason or reasons for its decisions. In addition to considering candidates suggested by shareholders, the committee considers potential candidates recommended by current directors, Company officers, employees and others and may engage consultants or third-party search firms in identifying and evaluating potential nominees. Before recommending any candidate, the Nominating Committee may also:

•	consider whether a shareholder candidate will significantly add to the diverse range of talents, skills and expertise of the Board;

•	conduct appropriate verifications of the background of the candidate; and

•	interview the candidate or ask the candidate for additional information.

Audit Committee

The Audit Committee of the Board of Directors, which is comprised of John R. Eisenman, Chairman of the Committee, Thomas H. Tashjian, B. Mary McNabb, Michael T. McMillan and Steven R. Fitzpatrick, met six times during the last fiscal year. All of the members attended all of the Committee meetings. Each of the members of the Audit Committee is an independent director as defined in the NASDAQ listing standards and meets the independence criteria set forth in the SEC’s rules. Audit Committee members are paid for their services $16,000 per year for the Chair and $4,500 per year for the other members plus reasonable expenses for meeting attendance.

The Audit Committee is responsible for the engagement of the independent registered public accounting firm, considering the range of audit and non-audit fees, assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance, risk and ethics that management and the Board have established, and reviewing the Company’s auditing, accounting, and financial reporting processes, generally.

Audit Committee members have the requisite financial experience to serve on the Audit Committee. The management of the Company has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for conducting and reporting on the audit of the Company’s financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards. The Company’s independent registered public accounting firm is ultimately accountable to the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Board of Directors has determined that Mr. Tashjian meets the Commission’s definition of audit committee financial expert.

Audit Committee Report

In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2015 with management of the Company. BDO USA, LLP, the Company’s independent registered public auditing firm, is responsible for performing independent audits of the consolidated financial statements in accordance with generally accepted auditing standards and the effectiveness of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T, and other matters required by the Audit Committee’s charter. The Audit Committee has received the written disclosures and the letter from BDO USA, LLP as required by PCAOB Rule 3526 and has discussed with BDO USA, LLP their independence, including consideration of whether the payment to BDO USA, LLP of audit related, tax, and permissible non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and BDO USA, LLP, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements for fiscal 2015 be included in the 2015 Annual Report on Form 10-K for filing with the Securities and Exchange Commission, and that BDO USA, LLP be considered for selection as the Company’s independent registered public accounting firm for 2016.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and BDO USA, LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that BDO USA, LLP is in fact independent.

John R. Eisenman, Audit Committee Chairperson

Thomas H. Tashjian

B. Mary McNabb

Michael T. McMillan

Steven R. Fitzpatrick

Compensation Committee

The Compensation Committee is responsible for the review and oversight of the salaries and cash incentive compensation programs of executive officers and the grants of stock-based incentive compensation under Fred’s long-term incentive plan. The Compensation Committee, which is comprised of B. Mary McNabb, Chairperson of the Committee, Michael T. McMillan, and John R. Eisenman, met four times during the last fiscal year. Each of the members attended all of the Compensation Committee meetings. Each of the members of the Compensation Committee is an independent director as defined in the NASDAQ listing standards and meets the independence criteria set forth in the SEC’s rules. Compensation Committee members are paid for their services, $7,500 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors has adopted a written charter for the Compensation Committee, which is available at the Company’s website.

Pharmacy Committee

The Pharmacy Committee reviews and provides guidance on the strategy and direction of the Company’s pharmaceutical business. The Pharmacy Committee is comprised of Steven R. Fitzpatrick, Chairperson of the Committee, Thomas J. Tashjian, Jerry Shore, and Rick Chambers and met six times during the last fiscal year. Each of the members attended all of the Committee meetings. The non-employee Pharmacy Committee members are paid for their services, $8,000 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. In 2015, the Chair received an additional fee of $24,000 plus meeting attendance fees for the expanded role the Chair and Pharmacy Committee played in developing the Company’s strategic plan for its pharmacy department. This additional compensation was paid to Mr. Fitzpatrick in the form of restricted stock.

Transactions with Related Persons and the Company’s Approval Policy

As of January 30, 2016, Fred’s leases three properties from Atlantic Retail Investors, LLC, which is wholly owned by Michael J. Hayes, a director of the Company, and members of his family. These leases were reviewed and approved by the independent Directors of the Company in May 2011 after considering an evaluation from an independent real estate broker. Mr. Hayes did not take part in that decision. The terms of the leases are consistent with the terms of the leases for Fred’s other leased properties. The total lease payments for related party leases were $400,000 for the year ended January 30, 2016, $310,000 for the year ended January 31, 2015, $301,000 for the year ended February 1, 2014, $326.1 thousand for the year ended February 2, 2013, and $451.2 thousand for the years ended January 28, 2012.

Any future transactions which are required to be described by Item 404(a) of Regulation S-K under the Exchange Act will be reviewed and either rejected or approved by the Audit Committee and/or Board of Directors. The Company has a policy that governs transactions with related persons that require prior disclosure and approval of such transactions.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the Proxy Statement details the compensation plans for our executive team. In it we describe our compensation philosophy, policies and practices as they relate to our management team and, especially to our Chief Executive Officer (CEO), Chief Financial Officer (CFO and CAO) and the three most highly compensated executive officers (collectively, the “Named Executive Officers”). The Named Executive Officers for 2015 include: Jerry A. Shore (who served as CEO), Sherri L. Tagg (who served as EVP & Chief Accounting Officer (“CAO”) and our principal financial officer until July 2, 2015), Lilia Lauren (SVP of Finance, who served as the principal financial officer beginning on July 2, 2015 after Ms. Tagg’s departure), Michael K. Bloom (Chief Operating Officer & President), Craig L. Barnes (EVP Supply Chain & Global and Domestic Logistics), and Bryan Pugh (SVP Chief Merchandising Officer).

Summary of Fiscal 2015

The following information contains references to fiscal years 2015, 2014 and 2013, which represent fiscal years ended January 30, 2016, January 31, 2015 and February 1, 2014, respectively.

Fiscal 2015 was another year of investment. The Company furthered its migration towards becoming a healthcare company for the communities it serves by accelerating the integration of general merchandise assortment, pharmacy, clinical services, specialty pharmacy and access to other healthcare providers, with the ultimate goal to be a primary source for healthcare needs of our customers. To achieve its strategy, the Company made the following strategic investments:

•	On April 10, 2015, we acquired Reeves-Sain Drug Store, Inc., which includes a single retail pharmacy location and two EntrustRx specialty pharmaceutical facilities. This acquisition better positioned the Company in the specialty pharmacy arena – the largest growth area of the pharmacy industry.

•	In 2015, we opened the first telemedicine facility within a full-service location, and additional openings are planned for 2016.

•	In 2015, we began piloting a customer centric prototype in a select number of our stores. Along with healthcare assortment improvements, the front-end was reconfigured with new checkout queuing to improve customer convenience while driving incremental sales. These prototypes have lower profile fixtures for improved sightlines, wider aisles for convenience and improved layouts and product assortments.

•	In the second half of 2015, we expanded our limited distribution drug portfolio, while also working with the payer community to expand our pharmacy network access. We used real-time labor models in an effort to control labor expense by efficiently managing our pharmacist and pharmacy technician hours.

•	Also in 2015, we implemented new inventory management technology, OrderInsite. This module improves our pharmacy department inventory forecasting based on algorithms of dispensing history and anticipating future needs. This allows us to more effectively manage inventory levels and, most importantly, improves the patient experience by reducing out of stocks and partial fills of prescriptions, thus also increasing script volume.

•	In early 2015, we engaged with a leading e-auction company as a primary platform for reducing cost of goods. Completed e-auctions produced significant product cost reductions. In addition to e-auctions which are reducing supply chain costs, we are reviewing all current supply chain expenses and suppliers, and will continue to execute initiatives that improve efficiency and remove cost from supply chain operations.

•	Another strategic investment made in 2015 was the Company’s partnership with JDA Software Group, Inc. (“JDA”) for a new replenishment, allocation and space management planning system. JDA’s software developed for the Company is a significant enhancement that will drive sales and improve product availability and overall inventory productivity, which will ultimately improve our customers’ experience.

•	Arguably, our most important investment of 2015 was the investment we made in our leadership team. The new talent we added brings a wealth of industry knowledge and experience which, when combined with the institutional knowledge of our existing team, positions us well. Our leadership team now consists of executives from multiple companies within our industry and brings together best practices and insights from other major retail leaders. The benefits of these strategic investments will drive results in 2016 and beyond.

The investments we have made in our pharmacy department have helped drive a net sales increase over prior year of 9.2% and contributed to the comparable sales growth of 1.5%, and we expect these investments will continue to benefit the Company’s operating results in the near- and long-term. During 2015, the Company invested $78.2 million in the expansion of our pharmacy departments, which were used to acquire eight new pharmacy departments, 10 incremental pharmacy departments and two specialty pharmacy-only locations called EntrustRx.

While our sales mix saw in our pharmacy department saw the highest increases, our general merchandise departments saw a more balanced mix of sales. This balance contributed to increases in general merchandise departments’ comparable sales and gross margin rate increases. Selling, general and administrative expense dollars were limited to a less than 1% increase over the prior year as top line revenues grew by 9.2%.

Gross margin for 2015 was 25.3% of sales compared to 25.6% of sales in 2014. Gross margin deleveraging in 2015 compared to 2014 was attributable to the ongoing compression of pharmacy department margins, which were driven by the sales mix shift toward low margin specialty drugs, reimbursement pressures, and a considerable increase in LIFO expense. However, gross profit in 2015 increased $40.4 million compared to 2014. Despite the loss of sales volume from underperforming stores that were closed at the end of 2014, gross profit increased in 2015, as a result of the growth in our retail and specialty pharmacy departments and the strategic changes within our general merchandise and supply chain departments. Gross profit in 2014 was also negatively affected by provisions for inventory reserves, which further contributed to the gross profit increase experienced in the most recent year.

Compensation Objectives

It is the philosophy of Fred’s that executive compensation is linked to corporate performance and increases in shareholder value. We have designed our compensation program to align our executives’ compensation with the long-term interests of our shareholders and to attract and retain talent. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

•	Provide a competitive total compensation package that enables Fred’s to attract, motivate and retain a strong leadership team.

•	Reinforce a high performance culture with integrated programs tied to our short and long-term objectives.

•	Create alignment of interest between executives and shareholders focused on long-term value creation.

Our compensation program is designed to motivate and reward outstanding performance and to drive long-term value creation. We believe that when the Company performs well and achieves its operating goals, our executive officers should receive rewards that are commensurate with those of our shareholders. Consistent with our philosophy of aligning executive compensation with Company performance, in 2015 the Company made bonus payments only to a select number of individuals who were promised minimum bonus amounts when hired, met their the predetermined operating goals, or provided an extraordinary contribution to the Company.

Role of Compensation Committee

The Compensation Committee is responsible for setting the compensation philosophy of the Company and then evaluating and monitoring adherence to its objectives. In doing so, the Compensation Committee must balance the financial requirements of the Company with the need to attract and retain high caliber individuals for key roles within the Company. The Compensation Committee also reviews the risks and rewards of the Company’s compensation programs. The plans are designed to reward prudent risk-taking over both the short and long-term. The Company has put in place clawback features for its senior executives in their compensation programs and has also set expectations for long-term stock ownership of its members of the Board of Directors, its CEO, President and CFO through share ownership guidelines. These features, along with the general design of the compensation program, are meant to ensure appropriate level of risk taking by the Company’s executives over the long-term.

The Compensation Committee believes that our incentive compensation plans are appropriately related to corporate and individual performance, yielding awards that are tied to the annual financial and operational results of Fred’s and consistent with the returns that are generated on behalf of Fred’s shareholders. After review by the Compensation Committee and management regarding the policies and practices with respect to risk-taking incentives and risk management, the Company does not believe that potential risks arising from its compensation policies or practices are reasonably likely to have a material adverse effect on the Company.

How We Determine Executive Compensation

In setting executive compensation philosophy and practice, the Company has engaged independent consulting firms and reviewed benchmarking data of peer companies in the retail and pharmacy industries. In collaboration with management, the Compensation Committee has set a standardized structure for salary performance reviews, tailored reviews to be pertinent to the job function and defined and added structure to the review process. The Compensation Committee determines what elements and amounts are included as part of executive compensation to balance between short- and long-term compensation. The Company’s executive compensation program is reviewed annually by the Compensation Committee and adjusted as needed.

Employee Compensation Components

The Company and the Compensation Committee have implemented compensation programs designed to align our executives’ pay with the achievement of long and short term performance goals that reinforce our business strategy. The Company uses three main components in compensating its executives: base salary, annual cash incentive compensation and stock based incentive compensation. Base salary and cash incentives are geared to reward near-term performance, whereas stock awards blend near-term performance with longer-term earnings that result in share price growth.

The Company believes that these compensation incentive plans and practices, which are based on balanced performance metrics, do not encourage excessive short-term risk taking and do promote disciplined progress towards longer-term Company goals.

The elements of the executive compensation program have remained substantially the same for several years. We believe our programs are effectively designed to align with the interests of our shareholders and are instrumental to achieving our business strategy.

In accordance with the view expressed by our shareholders in an advisory vote at the 2011 Annual Meeting of Shareholders, our Board of Directors intend to provide for a “say on pay” vote on an annual basis and will continue to consider shareholder concerns and feedback in the future. We intend to hold an advisory vote on the frequency of such advisory votes on executive compensation at or before our 2017 Annual Meeting.

In determining executive compensation, the compensation committee considered the overwhelming shareholder support that the “say-on-pay” proposal received at our June 17, 2015 annual meeting of shareholders. As a result, the Compensation Committee continued to utilize the same elements it has used in previous years, with small changes to encourage a mix of more long-term incentive compensation.

Base Salary

We pay base salaries to provide a stable fixed amount of cash compensation. Base salaries are determined through analysis of industry data and comparisons with other peer retailing companies. Salaries are set to recognize individual skills, competencies, experience and organizational impact within a defined job description. Base pay levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

The table below reflects the base salaries of the Named Executive Officers, who are currently employed by the Company.

Annual
Base Salary
Jerry A. Shore, CEO	$575,000
Michael K. Bloom, COO & President	$550,000
William B. Pugh, CMMO	$375,000
Craig L. Barnes, EVP Supply Chain and Logistics	$325,000
Lilia R. Lauren, SVP Finance	$210,000

Annual Merit Increases

All of our employees’ base salaries are reviewed annually for possible merit increases, however, an increase is not guaranteed. Any adjustments take into account the individual’s performance, responsibilities and experience, as well as external market practices. Salary increases for Named Executive Officers, other than the CEO, are determined by the Chief Executive Officer in consultation with their direct supervisor. The Compensation Committee in consultation with the Chairman of the Board, reviews and discusses the Board’s evaluation of the Chief Executive Officer and then makes recommendations to the non-employee Directors to consider regarding merit increases for the CEO’s salary.

Promotions or Changes in Roles

Base salary may also be increased to recognize a promotion, change in role or additional responsibilities. Promotions, role changes or additional responsibilities do not guarantee a change in compensation

Annual Cash and Stock Incentive Compensation (“MIP”)

We pay annual cash and stock incentive compensation to senior executives as part of our Management Incentive Plan (“MIP”) to reward executive performance for the year based on the performance of the Company. The participants only earn payment under the MIP plan if specific pre-established targets and goals are achieved. Generally, forty percent of the bonus payment is contingent upon the Company meeting its pre-tax income corporate goal for the year. Of the remaining sixty percent, thirty percent of the bonus payment is contingent on achievement of department goals consisting of meeting either department gross profit, department corporate contribution, department operating profit, or department budget, depending on the department. The remaining thirty percent is contingent upon meeting pre-determined, objective and measured individual goals. Consistent with our pay for performance philosophy, the pharmacy, merchandising and store operations departments must achieve their department goal before they are eligible to receive any bonus on the individual goal component of the MIP. For all other MIP participants, including the CEO and President, in order to be eligible for any payment under the MIP, the Company must meet its threshold pre-tax income goal. The MIP is paid in part stock and part cash compensation. The stock portion of the MIP is granted pursuant to the Company’s 2012 Long-Term Incentive Plan. We believe it is important for incentive compensation to include performance-based long-term equity compensation for our senior executives in order to align the interests of these individuals with the interests of our shareholders. We believe that long-term equity compensation is also an important retention tool.

CEO And President Compensation and Employment Agreements

In October of 2014, the Company promoted Jerry Shore to CEO, and in January of 2015, the Company hired Michael Bloom as President and COO for the Company. Both Mr. Shore and Mr. Bloom entered into employment agreements with the Company that provide for the terms of their compensation (“Agreement” or “Agreements”). These Agreements were included as part of the Company’s 2014 third quarter Form 10-Q dated December 11, 2014 in the case of Mr. Shore and as part of a Form 8-K dated January 14, 2015 for Mr. Bloom. The Company utilized an independent third party consultant to aid in determining the compensation for Mr. Shore and Mr. Bloom.

Base Salary

Under the terms of Mr. Shore’s agreement the Company pays an annual base salary of $575,000. The base salary is to be reviewed annually and may be adjusted upward at the discretion of the Board of Directors. Under the terms of Mr. Bloom’s Agreement his annual base salary increased to $550,000 beginning with the Company’s fiscal year 2016, and will increase to $700,000 upon promotion. Thereafter, Mr. Bloom’s base salary is to be reviewed annually and may be adjusted upward at the discretion of the Board of Directors.

Annual Cash Incentive

Under the Agreements Mr. Shore and Mr. Bloom are both able to participate in the Company’s annual cash incentive plan of 75% - 150% of their annual base salary. Eligibility to receive the cash incentive is based upon the achievement of pre-established performance goals agreed upon by the Board of Directors (in the case of Mr. Shore) and the Board of Directors and CEO (in the case of Mr. Bloom). The Agreement with Mr. Bloom also provides for a cash incentive of a minimum amount of 50% of annual base, provided certain minimum targets (agreed upon by the CEO and Mr. Bloom) are achieved.

Annual Stock Incentive

Mr. Shore’s Agreement provides that he is eligible for an annual stock incentive under the Company’s stock incentive program of up to 80% of his annual base salary payable half in restricted stock and half in options to purchase stock of the Company. Mr. Bloom’s Agreement provides that he is eligible to receive an annual stock incentive under Company’s stock incentive program in the following amounts: fiscal 2015, $400,000; fiscal 2016, $450,000; and fiscal 2017, $600,000. Thereafter, the incentive amount is equal to 80% of Mr. Bloom’s annual base salary. The amount is payable half in restricted stock of the Company and half in options to purchase stock of the Company. Eligibility to receive the stock incentive is based upon the achievement of pre-established performance goals agreed upon by the Board of Directors and CEO. These goals may be the same or different than the annual cash incentive program.

Mr. Shore also has an opportunity to earn an additional 50% of annual base salary payable in options to purchase stock of the Company for achieving 125% of the mutually agreed upon pre-determined performance goals to qualify for the annual stock incentive. Mr. Bloom has a similar incentive and is eligible to receive an additional amount equal to $250,000 in fiscal 2015; $250,000 in fiscal 2016; $400,000 in fiscal 2017; and 50% of the annual base salary thereafter, payable in options to purchase stock of the Company for achieving 125% of the mutually agreed upon pre-determined performance goals to qualify for the annual stock incentive.

Change in Control

The Agreements for both Mr. Shore and Mr. Bloom provide for compensation in the event of termination for any reason other than cause upon a change in control of the Company within the eighteen-month period following a change in control. This double-trigger change in control states that the Company shall pay either an aggregate amount equal to the annual base salary multiplied by the number of years remaining in the term of the Agreement if termination occurs in the first two years of the Agreements, or an aggregate amount equal to the annual base salary if termination occurs after the first two years of the Agreements. In addition, both Mr. Shore and Mr. Bloom are entitled to receive any accrued salary or incentive compensation. Finally, all options provided under the Agreements shall vest and any restrictions on stock provided pursuant to the Agreements shall lapse.

The Compensation Committee agreed to these change in control benefits in order to ensure that in the event of a transaction that the interests of the CEO and President would be adequately aligned with the interests of shareholders in evaluating any such situation. These benefits would only be paid out in the event that either Mr. Shore or Mr. Bloom were terminated in connection with a Change in Control event as defined in the Agreements.

2015 & 2016 MIP Plans

In 2014, the Compensation Committee undertook a comprehensive review of the Company’s incentive compensation program. The Committee utilized an independent consultant and analyzed industry data to benchmark the Company’s compensation plans. Based on this analysis, the Committee made changes to the incentive compensation program to better align the program with industry compensation levels and increase the amount of employee compensation based on incentive measures instead of guaranteed salary. This reinforces the Company’s philosophy of providing incentive based compensation that drives performance and is closely aligned with the interests of our shareholders. The most significant change was to combine the Company’s Restricted Stock Leadership Program (“RSLP”) and MIP programs to provide a total incentive that is awarded as 60% cash incentive and 40% restricted stock incentive for VP, SVP and EVP levels. The incentive programs for the CEO and President are approximately 50% cash and 25% restricted stock and 25% options to purchase shares. In both 2015 and 2016 the Company has utilized this structure for its MIP plan. The following table illustrates the cash and stock incentive bonus potential under both the 2015 and 2016 MIP expressed as a percentage of salary as recommended by the Compensation Committee and adopted by the Board of Directors:

	2015 and 2016 MIP
	Total	Cash	Stock
	%	%	%
CEO	155%	75%	80%
COO / President	155%	75%	80%
EVP	70%	42%	28%
SVP	55%	33%	22%

In order to achieve the payouts for the MIP program, the participants must achieve established pre-tax income targets. The fiscal 2015 and 2016 MIP plans allow for a graduated stock incentive payout based on a tiered pre-tax income structure. If the Company achieves one of the escalating stock incentive tiers, one fourth of the grant vests on the first anniversary of the grant date. In each of the subsequent fiscal years, one fourth of the base year grant will vest on the anniversary date. The following table represents the cash and stock potential under the 2016 MIP expressed as a percentage of MIP potential based on pre-tax income levels recommended by the Compensation Committee and adopted by the Board of Directors.

Pre-tax
Income	Cash	Stock
(millions)%		%
$4.5	0%	25%
$8.9	0%	50%
$13.4	0%	75%
$17.8	100%	100%
$18.2*

*	A stretch bonus opportunity exists of 3% for every $500,000 pretax income above this level, up to a maximum of 200%

The cash and stock potential under the 2015 MIP expressed as a percentage of MIP potential based on pre-tax income levels approved by the Board of Directors was as follows:

Pre-tax
Income	Cash	Stock
(millions)%		%
$12.5	0%	25%
$18.5	0%	50%
$24.6	0%	75%
$30.6	100%	100%
$31.1*

*	A stretch bonus opportunity exists of 3% for every $500,000 pretax income above this level, up to a maximum of 200%

Forty percent of the bonus payment is contingent upon the Company meeting its pre-tax corporate goal for the year, while the remaining sixty percent is contingent upon achievement of the employee’s individual and department goals for 2015 which are outlined above.

Other than Mr. Bloom who met certain minimum targets under his contract and thus received the 50% minimum cash incentive none of the other Named Executive Officers qualified for payment under the MIP.

Prior Years Incentive Compensation

Due to Company performance in 2014, a Management Incentive Plan (MIP) was never approved or implemented. No bonuses were paid other than to select individuals who were promised minimum bonus amounts when hired, met their predetermined operating goals, or provided an extraordinary contribution to the Company in 2014. In 2012 and 2013, the Company utilized similar cash incentive plans as the 2015 MIP. Those plans allowed for a graduated cash bonus payout based a percentage of salary based on EBIT levels recommended by the Compensation Committee and adopted by the Board of Directors. The Company failed to achieve its EBIT targets in 2012 and 2013, however, bonuses were paid to several members of the pharmacy department to recognize the strong performance of the department which met the pharmacy operating profit goal in 2012 and 2013. In addition, certain other individuals who met their operating performance goals were paid bonuses based on their performance in 2012 and 2013.

In 2012 and 2013, the Company also had a long-term equity compensation program for our senior executives called the RSLP. RSLP grants depended on the Company achieving its EBIT goals. The Company did not achieve its EBIT goal in 2012 or 2013 and therefore no RSLP stock grants were made.

Incentive Leadership Grants

In August of 2012, the Compensation Committee recommended that the Board of Directors provide additional restricted stock and option awards to the CEO and CFO to align the interests of our two top executives with those of our shareholders by incentivizing value creation through financial improvement and diversification of the Company in three key areas: (1) improving operating profit margin; (2) driving general merchandising comparable sales growth; and (3) achieving diversification through pharmacy growth in the areas of specialty pharmacy, clinical services and patient compliance and adherence. These three areas were identified by the Board of Directors as important to improving the overall performance of the Company. The Board of Directors approved the grant of restricted stock which vests after ten years and has an accelerator for achievement of a 4% operating margin. The Board of Directors also approved the grant of performance based options, 75% of which vest only upon achieving two consecutive years of “real” growth in general merchandising comparable store sales. The remaining 25% vests with the achievement of specific pharmacy goals (namely increasing specialty pharmacy scripts, increasing clinical services, and increasing patient compliance and adherence). The options expire after five years from the date of grant unless the targets are met.

In October of 2013, the Compensation Committee approved the inclusion of the EVP of Pharmacy in the leadership grant program and granted an option to purchase shares which vest only upon the achievement of specific pharmacy goals consistent with those established by the Board of Directors under the grants for the CEO and CFO. The option expires four years from the date of grant unless the targets are met.

The targets for these incentive leadership grants were not met and therefore the options granted were forfeited.

Compensation for New Hires and Promotions

In order to attract high caliber talent and offer competitive compensation packages, the Company may provide stock options and/or restricted stock to new hires. In addition, individuals who are promoted into an executive or senior executive role may be eligible to receive restricted stock and/or options as part of their compensation for their new role. New hire and promotion grants are made on a case-by-case basis and are generally effective as of the employment/promotion date. Certain positions, particularly newly hired, may be provided with a sign-on bonus or guaranteed bonus upon completion of their first year.

In fiscal 2015, the Company provided new incentive compensation to William Pugh, Craig Barnes, and Lilia Lauren related to the hire of Mr. Pugh, for the promotion of Ms. Lauren and as an incentive to Mr. Barnes. The Compensation Committee believes this compensation was appropriate to attract and retain top talent and to align the interests of those senior leaders of the Company with the interests of our shareholders. The following grants were made:

On March 23, 2015, Mr. Pugh received options to purchase 59,000 shares of Common Stock and 6,900 shares of restricted stock. The options vest 25 % per year beginning on the second anniversary of the grant date. The restricted stock vests 25 % per year beginning on the second anniversary of the grant date.

On March 23, 2015, Mr. Barnes received options to purchase 11,800 shares of Common Stock and 6,400 shares of restricted stock. The options vest 25 % per year beginning on the second anniversary of the grant date. The restricted stock vests 25 % per year beginning on the second anniversary of the grant date.

On August 17, 2015, Ms. Lauren received options to purchase 18,000 shares of Common Stock and 5,000 shares of restricted stock. The options vest ratably over a five year service period. The restricted stock vest upon achievement of performance metrics, or ten years from the grant date.

Benefits and Perquisites

The Company provides its full-time employees, including the Named Executive Officers with health insurance coverage, life insurance and an opportunity to participate in the Fred’s 401(k) plan and Employee Stock Purchase Program. The Fred’s 401(k) plan may include matching contributions by the Company. The Employee Stock Purchase program provides participating employees a discount when purchasing shares of the Company’s stock. In addition, perquisites or other personal benefits are provided to some executive officers. These are more fully described as part of the Summary of Executive Compensation. Mr. Hayes and Mr. Shore are permitted to use the Company plane for personal use, but did not do so during 2015, 2014, or 2013. The value of usage, if any, would be recorded as taxable compensation in the year in which it occurred.

The Compensation Committee believes that targeted awards for executive officers of Fred’s under these plans are consistent with targeted awards of other retailing companies of similar size and complexity to Fred’s. Specified awards were recommended by the Chief Executive Officer for the other Named Executives Officers of Fred’s, based upon the Company’s performance, and the Compensation Committee considered these recommendations in making its determination.

Pay for Performance Analysis

This section illustrates the relationship between pay and how the Company measures performance. The Compensation Committee strongly believes that compensation for its CEO and executives be tied to the performance of the Company and long-term value creation and has designed it’s compensation plans accordingly. As more fully discussed below, this is accomplished by tying all equity and cash incentive compensation awards to achieving key financial metrics that drive Company performance. The Compensation Committee also believes that the CEO and executives’ long-term interests are aligned with shareholders when participating in equity ownership in the Company. By comparing the total cumulative shareholder return over time with our CEO’s compensation, the Compensation Committee can assess the relationship between performance and compensation.

Cumulative Shareholder Return

Despite 2015 being a challenging year, the Company has still provided return on shareholder value over the prior year. The chart below depicts the total cumulative return that a shareholder would have received at the end of each fiscal year if they had invested $100 in Fred’s stock on January 31, 2013 and reinvested all subsequent dividends.

	2014	2015	2016
Investment Value of $100 on January 31, 2013	$134	$129	$131

Over the three year period from beginning January 31, 2013 and ending January 31, 2016 total shareholder return was 31%.

Reported versus Realizable Pay

The following chart depicts the total realizable compensation of our CEO as compared to the summary table of compensation. The Compensation Committee believes it is important to provide this information since in some years a significant portion of the reported compensation provided to our CEO is an incentive for future performance and is realizable only if the Company meets or exceeds the applicable specific performance metrics. For 2013 and 2014, the compensation utilized was for Bruce Efird who was employed with the Company for all of fiscal 2013 and 2014 and CEO for most of fiscal 2014.

	2013	2014	2015
Reported Compensation (1)	$722,277	$712,895	$1,321,604
Realizable Compensation (2)	$853,027	$1,084,761	$590,023

(1)	Reported compensation is total compensation based on the current reporting rules for the Summary Compensation Table.
(2)	Realizable compensation is pay actually received by the CEO during the year, including salary, non-equity incentive pay and all other compensation (as included in the Summary Compensation Table) plus the net spread at vesting on all previously granted options and the market value on vesting date of all previously granted restricted stock awards. Realizable pay excludes the value of any new or unvested equity grants.

Employment Agreements for the Company’s Prior CEO’s

The Company has employment agreements with its former CEO’s Michael Hayes and Bruce Efird that still had outstanding obligations in fiscal 2015. In 2012, the amended employment agreement with former CEO Michael J. Hayes (April 30, 2003, amended December 16, 2008) concluded, other than the continuation of certain health and dental benefits, which the Company will provide during the lives of Mr. and Mrs. Hayes.

The agreement with former CEO Bruce A. Efird was signed September 22, 2007, and amended on December 22, 2008, February 16, 2009 and July 30, 2014. Mr. Efird became Chief Executive Officer effective February 1, 2009. On October 17, 2014, Mr. Efird provided notice of his intent not to renew his employment agreement. Therefore, the contract expired March 31, 2015 at which time Mr. Efird ceased being an employee of the Company.

Director Compensation

The Company pays its directors an annual retainer and reasonable expenses to compensate them for the time spent working on behalf of the Company. In addition, the Company provides additional compensation in the form of restricted stock to tie Director compensation directly to the long-term interests of shareholders. Beginning in 2011, restrictions on stock granted do not lapse and the shares do not vest until after the Director leaves the Board of Directors.

Annual Retainer

Non-employee Directors of Fred’s are paid an annual cash retainer for their services plus reasonable expenses for meeting attendance. This cash retainer for 2015, for all except the Chairman of the Board of Directors, was $40,000. The Chairman of the Board of Director’s retainer for fiscal 2015 was $162,000. Also, the non-employee Directors are paid additional fees for their service on the Audit, Compensation, Nominating Pharmacy and Governance committees, which are reflected below in the Director Compensation table. In addition, Directors are provided a $1,500 per day fee for attending special trips/meetings at the request of management. This fee does not apply to any Board or Committee Meetings.

Incentive Compensation

Non-Employee Directors of Fred’s, with the exception of the Chairman of the Board of Directors, receive an annual grant of 3,500 shares of restricted stock whose restrictions lapse only after the Director ceases being a member of the Board. The Chairman of the Board of Directors receives an annual restricted stock grant of 10,000 shares that vests after he ceases to be a Board member. The grant is made each year in the month following the Annual Meeting and the election of Directors. In fiscal 2013, each of the directors received a grant of 2,500 shares of restricted stock for service during fiscal 2012 and 3,500 shares of restricted stock for service during fiscal 2013. For both awards during fiscal 2013, restrictions lapse only after the director ceases being a member of the Board. There were two grants in 2013 due to the change in timing of the annual restricted stock grant approved by the Board of Directors. In fiscal 2014, the directors received a grant of 3,500 shares of restricted stock for service during 2014. Restrictions lapse after the director ceases being a member of the Board. In fiscal 2015, the directors received a grant of 3,500 shares of restricted stock for service during 2015. Restrictions lapse after the director ceases being a member of the Board.

Other Important Compensation Information

Clawback Policy

Beginning with the 2013 MIP, the Board of Directors adopted a clawback policy for any incentive compensation under the MIP. It provides that in the event of an accounting restatement due to material noncompliance of the Company with financial reporting requirements under the U.S. federal securities laws as a result of intentional misconduct, the Board of Directors has the right to recover, from any of its current or former Named Executive Officers who received a cash bonus during the twelve-month period preceding the date on which the Company is required to prepare an accounting restatement, the difference between the amount of any cash bonus paid to the executive officer with respect to the period(s) that such restatement was required, and the amount of the bonus such executive officer would have received had the amount of the bonus been calculated based on the restated financial statements.

Insider Trading Policy

All executive officers are subject to Fred’s insider trading policy, which prohibits the use or sharing of confidential information for trading in the stock of the Company. In addition, all persons subject to Section 16(a) of the Exchange Act, which includes all Named Executive Officers, may not engage in any transaction involving Fred’s stock (including a purchase or sale, gift, contribution to a trust, stock option grant or exercise, restricted stock grant, stock grant under a deferred compensation plan, intra-plan transfer involving a Fred’s stock fund, Rule 10(b)5-1 plan transaction, pledge or hedge, or any other transfer) without first obtaining pre-clearance of the transaction from the Chief Executive Officer.

Share Ownership Guidelines

The Board of Directors encourages Board members and senior executives to have ownership in the Company. Stock ownership aligns the interests of senior executives with the interests of shareholders and promotes a long-term focus toward management of the Company. In 2013, the Board of Directors adopted the following share ownership guidelines to encourage ownership. For purposes of these guidelines, shares of unrestricted stock, restricted stock and vested incentive or non-qualified stock options with a fair market value above the grant exercise price shall qualify as Common Stock. In 2014, the Board amended these guidelines to also include the President (previously that role had been a joint role with the CEO).

CEO, President and CFO

The CEO is expected to acquire and hold during his or her tenure shares of the Company’s Common Stock equal in value to at least three times his or her base salary, the President is expected to acquire and hold during his or her tenure shares of the Company’s Common Stock equal in value to at least two and one-half times his or her base salary, and the CFO is expected to acquire and hold during his or her tenure shares of the Company’s Common Stock equal to at least two times his or her base salary. The CEO, President and CFO shall have five years from the effective date of implementation of the policy or their initial appointment to the position to meet the target stock ownership guideline, and they are expected to continuously own (i.e., retain) sufficient shares to meet the guideline once attained.

Non-Employee Directors

Non-employee directors are expected to acquire and hold during their tenure as a Board member of the Company shares of the Company’s Common Stock equal in value to at least four times the annual retainer for non-employee directors. Non-employee directors shall have five years from the effective date of implementation of the policy or their initial election to the Board to meet the target stock ownership guideline, and they are expected to continuously own (i.e., retain) sufficient shares to meet the guideline once attained.

Company Peer Group

While the Compensation Committee studies other similar companies in its industry to determine the competitiveness and appropriateness of its compensation programs, it has not identified a set peer group. The Compensation Committee recognizes the difficulty in identifying enough companies comparable to Fred’s mix of general merchandise and pharmacy sales, overall sales volume and the quantity, size and geographical location of our stores. The Compensation Committee has engaged a focus group of its customers who mostly identified larger sized national retailers as the Company’s peers rather than small-box and dollar store competitors. Absent a defined peer group and based on its review of all relevant programs, the Compensation Committee believes that the total compensation program for executives of Fred’s is competitive with the compensation programs provided by other companies with which Fred’s competes.

2012 Long-Term Incentive Plan

All grants of equity incentive are made pursuant to the Company’s 2012 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), or a predecessor plan (i.e. 2002 Long-Term Incentive Plan). The Long-Term Incentive Plan provides the Compensation Committee the ability to grant various forms of equity based compensation and create incentive reward programs for employees such as the RSLP and others. The Long-Term Incentive Plan was approved by shareholders at the 2012 annual meeting. It authorizes awards up to 3,000,000 shares of no par value Common Stock of the Company. The Compensation Committee has discretion to award stock options, stock appreciation rights, performance units or restricted stock pursuant to the Long-Term Incentive Plan. The Compensation Committee may not adjust or amend the exercise price of stock options or stock appreciation rights. Shares shall be available for award until July 26, 2022, unless the Long-Term Incentive Plan is terminated sooner. For additional information regarding the Long-Term Incentive Plan, please see Proposal 3—Approval of Amendment to the 2012 Long-Term Incentive Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time during the past year been one of our officers or employees. Furthermore, no member of the Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company served during 2013 as a director or a member of a compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

B. Mary McNabb, Compensation Committee Chairperson

Michael T. McMillan

John R. Eisenman

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned by or paid to the Chief Executive Officer, two individuals who served in the capacity of Principal Financial Officer, and the three other most highly compensated executive officers, collectively referred to as the Named Executive Officers for services rendered to us during the fiscal years indicated.

							Change in
							Pension Value
							and Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name & Principle Position	Year	$	$ (1)	$ (2)	$ (2)	$	$	$ (3)	Total
Jerry A. Shore	2015	$575,000		$229,320	$502,261			$15,023	$1,321,604
Chief Executive Officer	2014	$455,773		$484,500				$13,879	$954,152
	2013	$372,503						$10,665	$383,168
Michael K. Bloom (4)	2015	$500,000	$250,000					$26,210	$776,209
Chief Operating Officer & President	2014	$19,231		$1,000,006					$1,019,237
	2013
William B. Pugh (5)	2015	$275,000		$129,237	$282,864			$1,242	$688,343
Chief Merchandising & Marketing Officer	2014
	2013
Craig L. Barnes (6)	2015	$296,154		$119,872	$56,573			$83,802	$556,401
Executive Vice President, Supply Chain & Global and Domestic Logistics	2014	$133,654		$176,420	$63,213			$1,020	$374,307
	2013
Lilia R. Lauren (7)	2015	$170,962		$73,000	$69,086			$1,989	$315,038
Senior Vice President, Finance	2014	$131,556	$14,000	$52,326				$1,137	$199,019
	2013	$98,196						$3,139	$101,335
Sherri L. Tagg (8)	2015	$97,308						$3,812	$101,119
Executive Vice President, Chief Accounting Officer	2014	$172,954	$22,500	$247,752	$70,560			$659	$514,425
	2013	$133,350						$372	$133,722

(1)	Represents contractual bonus for Mike Bloom and discretionary cash bonuses to Lilia Lauren and Sherri Tagg.
(2)	The amounts in the columns captioned “Stock Awards” and “Option Awards” reflect the aggregate grant date fair value of the awards according to accounting for share-based payments. For a description of the assumptions used by the Company in valuing these awards, please see Note 8 – Equity Incentive Plans to our consolidated financial statements included on our Annual Report filed with the Commission on April 14, 2016.
(3)	The amounts reported include the following:

•	Matching contributions to the Fred’s 401(k) plan, which all participating employees receive.

•	Dividends paid on restricted stock awards that have not vested.

•	Vacation pay and sick pay.

•	Perquisites, which include personal use of Company car, airline tickets for non-business commuting, repair and maintenance costs on personal cars.

•	Moving / relocation allowances.

A list of individual compensation amounts in excess of $10,000 referenced in the All Other Compensation column for 2015 is included in the table below.

Name	Dividends	Auto	Moving
Jerry A. Shore	$13,492
Michael K. Bloom	$14,210	$12,000
Craig L. Barnes			$80,000

(4)	Mr. Bloom was named Chief Operating Officer and President on January 12, 2015.
(5)	Mr. Pugh was named Chief Merchandising and Marketing Officer on March 23, 2015.
(6)	Mr. Barnes joined the Company as SVP, General Merchandising Manager effective July 1, 2014, and was promoted to EVP, Supply Chain and Global and Domestic Logistics effective December 1, 2014.
(7)	Ms. Lauren was named SVP, Finance on August 14, 2015. Ms. Lauren previously served as Vice President, Financial Planning & Analysis.
(8)	Ms. Tagg was named Chief Accounting Officer on October 30, 2014 and resigned on July 3, 2015.

Grants of Plan-Based Awards

There were no grants of non-equity incentive plan-based awards made by the Company to any of its Named Executive Officers during the fiscal year ended January 30, 2016 other than certain signing and discretionary bonuses identified in the summary compensation table. The following table presents information with respect to the grants of plan-based equity incentive awards made by the Company to each of its Named Executive Officers during the fiscal year ended January 30, 2016.

			All Other	All Other
			Stock	Option		Grant
			Awards:	Awards:	Exercise	Date Fair
			Number of	Number of	or Base	Value of
			Shares of	Securities	Price of	Stock and
			Stock or	Underlying	Option	Option
	Grant	Award	Units	Options	Awards	Awards
Name	Date	Type	(#)	(#)	($/Sh)	($)
Jerry A. Shore	12/19/2014	Stock Options (1)		75,000	$16.77	$334,065
	4/15/2015	Restricted Stock	14,000			$229,320
	4/15/2015	Stock Options		40,000	$16.38	$168,196
William B. Pugh	3/23/2015	Restricted Stock	6,900			$129,237
	3/23/2015	Stock Options		59,000	$18.73	$282,864
Craig L. Barnes	3/23/2015	Restricted Stock	6,400			$119,872
	3/23/2015	Stock Options		11,800	$18.73	$56,573
Lilia R. Lauren	8/17/2015	Restricted Stock	5,000			$73,000
	8/17/2015	Stock Options		18,000	$14.60	$69,086

(1)	Grant date in prior fiscal year, but award occurred during FY2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table reflects stock option and restricted stock awards granted to the Named Executive Officers under the Company’s 2002 and 2012 Long-Term Incentive Plans that were outstanding as of January 30, 2016.

	Option Awards						Stock Awards
											Equity Incentive
			Equity								Plan Awards:
			Incentive						Equity Incentive		Market or
			Plan Awards:						Plan Awards:		Payout Value
	Number of	Number of	Number of				Number of	Market	Number of		of Unearned
	Securities	Securities	Securities				Shares or	Value of	Unearned Shares,		Shares, Units
	Underlying	Underlying	Underlying				Units of	Shares or	Units or		or Other
	Unexercised	Unexercised	Unexercised	Option			Stock That	Units that	Other rights		Rights That
	Options	Options	Unearned	Exercise	Option		Have Not	Have Not	That Have		Have Not
	(#)	(#)	Options	Price	Expiration		Vested	Vested	Not Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date		(#)	($)	(#)		($)
Jerry A. Shore		40,000		$16.38	4/15/2022	(1)
	18,750	56,250		$16.77	12/19/2021	(2)
	12,500			$13.02	4/21/2016	(17)
									14,000	(1)	$205,380
									25,000	(8)	$366,750
									5,000	(5)	$73,350
									15,000	(4)	$220,050
Michael K. Bloom									44,406	(9)	$651,436
William B. Pugh		59,000		$18.73	3/23/2022	(6)
									6,900	(7)	$101,223
Craig L. Barnes									6,400	(7)	$93,888
		11,800		$18.73	3/23/2022	(6)
	700	2,800		$16.42	7/21/2021	(10)
	2,300	9,200		$14.74	12/1/2021	(11)
									2,333	(12)	$34,225
									5,000	(13)	$73,350
									2,500	(14)	$36,675
Lilia R. Lauren		18,000		$14.60	8/17/2022	(15)
									1,800	(16)	$26,406
									5,000	(3)	$73,350

(1)	Award was granted on April 15, 2015 and vests 25% each year on the anniversary of the grant date.
(2)	This award was granted on December 19, 2014 and vests 25% per year on each anniversary of the grant date.
(3)	These awards are performance and/or service based restricted stock granted on August 17, 2015. Shares vest ratably over a three year service period. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.
(4)	These awards are performance and/or service based restricted stock granted on August 20, 2012. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.
(5)	These awards are performance and/or service based restricted stock granted on February 8, 2008. The performance criteria were changed May 26, 2008. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.
(6)	Options granted March 23, 2015 vest 25% per year starting on the second anniversary of the grant date.
(7)	Restricted stock granted on March 23, 2015 vests 25% per year starting on the second anniversary of the grant date.

(8)	These performance and/or service based awards were granted on March 25, 2014. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.
(9)	This award was granted on January 12, 2015. Shares vest 25% per year on the anniversary of the grant date.
(10)	This award was granted on July 21, 2014. The options vest 20% per year on the anniversary of the grant date
(11)	This award was granted on December 1, 2014. The options vest 20% per year on the anniversary of the grant date.
(12)	Award granted on July 21, 2014. The shares vest ratably over a three year period on the anniversary of the grant date.
(13)	Awards are performance and/or service based restricted stock granted on July 21, 2014. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.
(14)	Awards are performance and/or service based restricted stock granted on December 1, 2014. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.
(15)	Options granted August 17, 2015 and vest 20% per year on the anniversary of the grant date.
(16)	Restricted stock granted March 25, 2014, vests in 1/3 increments on the anniversary of the grant date.
(17)	This award was granted on March 21, 2011 and vests 33 1/3% on each anniversary of the grant date.

Option Exercises and Stock Vested

The following table reflects the value of options exercises and restricted stock vesting events during the fiscal year ended January 30, 2016 involving any of our Named Executive Officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($) (1)	(#)	($) (2)
Michael K. Bloom			14,801	$228,083
Craig L. Barnes			1,167	$21,309
Lilia R. Lauren	300	$1,246	900	$16,326

(1)	Represents the difference between market price on date of exercise and option strike price for each option.
(2)	Reflects the value of restricted shares vested based upon the market price on the vesting date.

Director Compensation

There are four primary components of compensation to our non-employee Directors: a cash retainer, committee chair fee, committee member fee and restricted stock. Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their services in their capacity as a director. The following table sets forth the types and amounts of compensation paid to our directors as of January 30, 2016:

Annual Retainer
Chairman of the Board	162,000
Standard	40,000

Committee Chair Fees
Audit	16,000
Nominating	6,000
Governance	6,000
Compensation	7,500
Pharmacy	8,000
Financial Director	11,500

Committee Member Fees
Audit	4,500
Nominating	1,500
Governance	1,500
Compensation	1,500
Pharmacy	1,500

Annual Restricted Stock Grant (1)
Chairman of the Board	10,000 shares
Standard	3,500 shares

(1)	Beginning with the August 2013 grant, the Board is paid prospectively rather than retrospectively. During the fiscal year ended January 30, 2016 Board members received 3,500 shares on July 6, 2015.

Non-employee Directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service.

The following table sets forth the compensation paid to non-employee Directors during the fiscal year ended January 30, 2016.

				Change in
				Pension Value
				and Non- Qualified
				Deferred
	Fees earned or	Stock	Option	Compensation
	Paid in Cash	Awards	Awards	Earnings
Name	$	$ (1)	$	$	Total
Michael J Hayes	$162,000	$193,200	—	—	$355,200
John R. Eisenman	$59,000	$67,620	—	—	$126,620
Thomas H. Tashjian	$70,500	$67,620	—	—	$138,120
B. Mary McNabb	$53,500	$67,620	—	—	$121,120
Michael T. McMillan	$52,000	$67,620	—	—	$119,620
Steven R Fitzpatrick	$58,500	$133,035	—	—	$191,535

(1)	This represents the full grant date fair value of the 2015 restricted stock awards to non-employee directors.

The following chart sets forth outstanding stock and stock options at fiscal year-end held by non-employee Directors; all option awards outstanding are vested.

	Restricted	Stock
Name	Stock	Options
Michael J Hayes	51,804	—
John R. Eisenman	18,000	—
Thomas H. Tashjian	18,000	—
B. Mary McNabb	18,000	—
Michael T. McMillan	18,000	—
Steven R. Fitzpatrick	20,049	2,500

Potential Post Employment Payments or Benefits

This section explains the payments and benefits to which the Named Executive Officers are entitled to in various terminations of employment scenarios. For purposes of this explanation, we have assumed that termination of employment occurred on January 30, 2016, the last day of our 2015 fiscal year.

The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by a termination of employment. This section does not cover all amounts the Named Executive Officers would receive following termination. Specifically, the Named Executive Officers are entitled to retain their vested stock option awards, and if they meet specified minimum age at the time of termination, the unvested portion of certain stock option awards are not forfeited, and vesting will continue according to the original schedule. The minimum age is 65 and none of the Named Executive Officers has reached the minimum age as of 2015 fiscal year end.

The following table reflects compensation upon the occurrence of a range of potential separation events for each of the Named Executive Officers, calculated as if the separation event occurred on January 30, 2016. The actual amounts to be paid can only be determined at the time of an actual event.

		Involuntary		Termination for
	Change in	(Not for Cause)		Cause, Death or
	Control	Termination	Retirement	Disability
Name	($)	($)	($)	($)
Jerry A. Shore
Salary (1)	$575,000	$575,000	$—	$—
Bonus (5)
Stock Options (2)	—	—	—	—
Restricted Stock (3)	865,530	865,530	865,530	865,530
Health Benefits (4)	14,080	14,080	21,120	—

Totals	$1,454,610	$1,454,610	$886,650	$865,530
Michael K. Bloom
Salary (1)	$1,077,083	$1,077,083	$—	$—
Bonus (5)	250,000	250,000
Stock Options (2)	—	—	—	—
Restricted Stock (3)	651,436	651,436	651,436	651,436
Health Benefits (4)	14,080	14,080	—	—

Totals	$1,992,600	$1,992,600	$651,436	$651,436
William B. Pugh
Salary	$—	$—	$—	$—
Stock Options (6)	—	—	—	—
Restricted Stock (7)	101,223	—	101,223	101,223
Health Benefits	—	—	—	—

Totals	$101,223	$—	$101,223	$101,223
Craig L. Barnes
Salary	$—	$—	$—	$—
Stock Options (6)	—	—	—	—
Restricted Stock (7)	238,138	—	238,138	238,138
Health Benefits	—	—	—	—

Totals	$238,138	$—	$238,138	$238,138
Lilia R. Lauren
Salary	$—	$—	$—	$—
Stock Options (6)	1,260	—	1,260	1,260
Restricted Stock (7)	99,756	—	99,756	99,756
Health Benefits	—	—	—	—

Totals	101,016	$—	$101,016	$101,016

(1)	Under employment agreements with Mr. Shore and Mr. Bloom, the Company is required to pay severance for a specified period of time in the event of a change of control or involuntary termination.
(2)	Employment agreements with Mr. Shore and Mr. Bloom allow for vesting of unvested stock options upon a change in control, involuntary termination, retirement or death.
(3)	Under employment agreements with Mr. Shore and Mr. Bloom, unvested restricted stock vests upon a change in control, involuntary termination, retirement or death.
(4)	Employment agreements with Mr. Shore and Mr. Bloom contemplate continuation of health insurance coverage or payment of COBRA in instances where there is a change in control, involuntary termination or retirement.
(5)	Employment agreements with Mr. Shore and Mr. Bloom contemplate payment of certain performance bonuses in the event of a change of control or involuntary termination.
(6)	Option agreements provide for vesting upon a change of control, death or retirement.
(7)	Restricted stock agreements provide for vesting upon a change of control, death or retirement.

PROPOSAL 2 - APPROVE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP audited the Company’s consolidated financial statements and internal control over financial reporting for the year ended January 30, 2016. BDO USA, LLP is an independent registered public accounting firm. The Board of Directors is asking the shareholders to approve the appointment of BDO USA, LLP as such independent registered public accounting firm for the fiscal year ending January 28, 2017. Although not required by law, NASDAQ listing standards, or the Company’s bylaws, the Board of Directors is submitting the selection of BDO USA, LLP to the shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders, including economic considerations.

The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. BDO USA, LLP, which has acted as independent registered public accounting firm of Fred’s since July 30, 2004, is expected to be represented at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL

OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR FISCAL YEAR 2015.

Fees Paid to Independent Registered Public Accounting Firms

The following table sets forth certain fees billed and to be billed to us by BDO USA, LLP in fiscal 2015 and 2014 in connection with various services provided to us throughout those fiscal years:

Service	2015 Aggregate Fees Billed	2014 Aggregate Fees Billed
Audit Fees (1)	826,866	$809,632
Audit-Related Fees (2)	56,550	52,431
Tax Fees (3)	—	—
All Other Fees	—	—

(1)	Audit fees include fees and expenses associated with the annual audit of consolidated financial statements, reviews of quarterly financial statements, and Sarbanes-Oxley Section 404 attestation services.
(2)	Audit related fees include audits of employee benefit plans, statutory audits of a subsidiary, and consultation on accounting and reporting matters.
(3)	Tax fees represent billings for professional services for tax planning, structuring and compliance (including federal, state, and local).

The Audit Committee has the responsibility to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Where feasible, the Audit Committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after being informed by management as to the nature of the services to be performed and projected fees. The Audit Committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the Audit Committee. Company management and the Chairman must report to the Audit Committee at its next meeting with respect to all services pre-approved by him since the last Audit Committee meeting.

In fiscal 2015, all audit and permissible non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.

PROPOSAL 3 - APPROVAL OF AMENDMENT TO THE 2012 LONG-TERM INCENTIVE PLAN

Amendment to the Long-Term Incentive Plan

The Compensation Committee has recommended, and the Board of Directors has unanimously approved, an amendment to the Company’s 2012 Long-Term Incentive Plan. The amendment increases the maximum total number of shares of Common Stock we may issue under the Long-Term Incentive Plan by 1,000,000 shares. The amendment would not make any other changes to the Long-Term Incentive Plan.

As further described below, the Long-Term Incentive Plan provides for grants of equity awards to our executives and employees. The purpose of the Long-Term Incentive Plan is to provide equity incentives to executives and employees in order to align their interests with long-term shareholder interests, motivate and reward them for achieving long-term results and help us retain key executives and employees in a competitive market for talent. The availability of an adequate number of shares available for issuance under the Long-Term Incentive Plan is a critical factor in fulfilling these purposes.

As of January 30, 2016, there were 512,143 unvested full value awards and 839,859 options with a weighted average exercise price of $15.38 and a weighted average remaining term of 3.5 years outstanding and 970,162 shares of our Common Stock remained available for future issuance under the Long-Term Incentive Plan. If the amendment is approved by our shareholders, there would be 1,970,162 shares of Common Stock available for future issuances. The Board believes that this number represents a reasonable amount of potential equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our overall compensation program.

The Board of Directors believes Fred’s future success depends on our ability to attract and retain talented team members, and the ability to grant awards under the Long-Term Incentive Plan is a critical recruiting and retention tool to obtain the quality employees we need to move our business forward. We ask our shareholders to approve the amendment of the Long-Term Incentive Plan to increase the shares authorized thereunder so that Fred’s can continue to attract and retain outstanding and highly skilled employees, including key executive officers, and independent directors that add value to our Board of Directors. The Board of Directors considers the impact of dilution on the shareholders in making this recommendation, but with the low dilution rate of the Long-Term Incentive Plan of over the last several years, (less than 1.5% per year), the Board believes it is in the best interest of Shareholders to approve the amendment in order to continue to attract and retain high caliber employees, officers and members of the Board of Directors. If shareholders do not approve the increase in shares, we will continue to grant equity awards under the terms of the Long-Term Incentive Plan as currently in effect to the extent shares are available, but we may not be able to continue our equity incentive program in the future. This could preclude us from successfully attracting and retaining highly skilled employees, executive officers and independent directors for our Board of Directors.

Plan Highlights

The Long-Term Incentive Plan includes a number of specific terms and limitations that the Compensation Committee believes reflect our pay for performance philosophy and are consistent with the long-term interests of our shareholders. These features include:

•	No stock option repricing. The Long-Term Incentive Plan includes an express prohibition on repricing of stock options, including stock appreciation rights (SARs).

•	No discounted awards. The Long-Term Incentive Plan requires the exercise price of incentive stock options and SARs to be not less than the fair market value of our Common Stock on the date of grant.

•	No “evergreen” provision. The Long-Term Incentive Plan provides for a limited number of shares for grant and does not provide for any annual increase of available shares for future issuance.

•	Nontransferable Awards. The Long-Term Incentive Plan explicitly prohibits the transfer of equity awards other than to an employee’s immediate family for no consideration.

•	Ten-Year Plan Term. The Long-Term Incentive Plan prohibits the making of awards after July 26, 2022, and limits the exercise term of stock options and stock appreciation rights to ten years from the grant date.

•	Independent Committee Administration. The Long-Term Incentive Plan is administered by our Compensation Committee, which is comprised solely of independent, outside, non-employee Directors.

Equity Overhang, Dilution and Burn Rate

The following information summarizes, as of January 30, 2016, the equity awards outstanding under the Long-Term Incentive Plan were as follows:

•	Number of shares underlying outstanding options: 839,859

•	Weighted average exercise price of shares underlying outstanding options: $15.38

•	Weighted average remaining term of outstanding options: 3.5 years

•	Number of shares underlying unvested full value awards: 512,143

•	Shares available for grant under the Long-Term Incentive Plan: 970,162

Under the proposal, the number of shares of our Common Stock available for issuance under the Long-Term Incentive Plan, currently 970,162 would be increased by 1,000,000 shares so that a total of 1,970,162 shares would be available for future grants. The number of shares available for grant under the Long-Term Incentive Plan may increase in connection with the cancellation or forfeiture of awards outstanding under the Long-Term Incentive Plan, but not by shares tendered to pay the exercise price or taxes.

As of January 30, 2016, our equity overhang was approximately 6.2%. We calculate our “overhang” as the sum of (i) stock options granted and outstanding plus (ii) unvested shares of restricted stock plus (iii) shares available for grant under plans (excluding our Employee Stock Purchase Plan) divided by the sum of (a) common shares outstanding at fiscal year-end plus (b) the number of shares in the numerator. If the requested increase in shares is approved by our shareholders, this equity overhang (based on the equity awards and shares outstanding as January 30, 2016) will increase to approximately 8.9%.

In addition to assessing equity overhang, the Compensation Committee reviews our “burn rate” to measure how much equity we are granting to employees as compared to the total number of shares outstanding. Burn rate is measured as the (i) total number of equity-related awards granted in any given fiscal year divided by (ii) the number of common shares outstanding at the end of that fiscal year. For the statistics we provide, we have not applied any premium to the full-valued shares (as opposed to stock options) that we may award under the Long-Term Incentive Plan. Our fiscal 2015 burn rate was 1.48% under this formulation. The fiscal 2014 burn rate was 0.92%. The fiscal 2013 burn rate was 0.89%. The Compensation Committee also considers the impact of shares subject to options cancelled by reviewing burn rate measured as shares subject to equity awards granted during the fiscal year, net of shares cancelled and forfeited during the fiscal year plus shares assumed during the fiscal year, together as a percentage of total shares outstanding. Under this formulation, factoring in the impact of cancelled and forfeited equity awards, our burn rate was 0.20% for fiscal 2015.

Based on the number of equity awards underlying shares granted in each of the last two to three fiscal years, we estimate that the requested increase in shares would be sufficient for at least three years of grants, although there is no guarantee as to the number of equity awards that will be granted each year.

Summary of Long-Term Incentive Plan

Is the following summary of the Long-Term Incentive Plan complete?

No. The following pages summarize the principal features of the Long-Term Incentive Plan, but this summary is not intended to be exhaustive and is qualified in its entirety by reference to the Long-Term Incentive Plan itself, a copy of which is attached to this proxy statement as Appendix A.

What is the term of the Long-Term Incentive Plan?

Unless the Long-Term Incentive Plan is earlier terminated in accordance with its provisions, no awards will be made thereunder after July 26, 2022, but awards granted on or prior to such date will continue to be governed by the terms and conditions of the Long-Term Incentive Plan and the applicable award agreement.

Who administers the Long-Term Incentive Plan, and who is eligible for awards under the Long-Term Incentive Plan?

The Long-Term Incentive Plan is administered by the Compensation Committee. Officers, other key executives, and Directors of the Company and its subsidiaries who can make substantial contributions to the Company’s long-term profitability and value are eligible to participate (“Participants”) in the Long-Term Incentive Plan. The approximate number of persons eligible to participate in the Long-Term Incentive Plan is 400.

The Compensation Committee has the exclusive discretion to select the Participants and to determine the type, size, and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Long-Term Incentive Plan. The Long-Term Incentive Plan remains in effect until all awards under the Long-Term Incentive Plan either have been satisfied by the issuance of shares of the Company’s Common Stock or the payment of cash or have expired or otherwise terminated; provided, however, that no awards may be granted after July 26, 2022. Generally, a Participant’s rights and interest under the Long-Term Incentive Plan will not be transferable except by will or by the laws of descent and distribution.

What are the details of the types of awards authorized under the Long-Term Incentive Plan?

The Long-Term Incentive Plan provides for the grant of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, and performance units.

Stock Options. Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of the Company’s Common Stock at a price fixed by the Compensation Committee. The exercise price for stock options issued under the Long-Term Incentive Plan that qualify as incentive stock options within the meaning of Section 422(b) of the Code shall not be less than 100% of the fair market value as of the date of grant. The option exercise price may be satisfied in cash or by exchanging shares of the Company’s Common Stock owned by the optionee, or a combination of cash and shares. If the exercise price is paid by tendering shares of the Company’s Common Stock, the Compensation Committee, in its discretion, may grant the optionee a new stock option for the number of shares used to pay the exercise price. The Compensation Committee has broad discretion as to the terms and conditions upon which options granted shall be exercised. Options have a maximum term of ten years from the date of grant.

Stock Appreciation Rights. Stock Appreciation Rights (“SAR”) are rights to receive cash or shares, or a combination thereof, as the Compensation Committee may determine, in an amount equal to the excess of (i) the fair market value of the shares with respect to which the SAR is exercised over (ii) a specified price which must not be less than 100% of the fair market value of the shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of shares at the time such option is granted.

SARs may be granted in connection with a previously or contemporaneously granted stock option or independently. If a SAR is granted in relation to a stock option, (i) the SAR will be exercisable only at such times and by such persons as the related option is exercisable, and (ii) the grantee’s right to exercise either the related option or the SAR will be canceled to the extent that the other is exercised. No SAR may be exercised earlier than six months or later than ten years after the date of grant. The Compensation Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may, notwithstanding the foregoing restriction on time of exercise, accelerate the exercisability of any SAR at any time.

Restricted Stock. Awards of restricted shares under the Long-Term Incentive Plan may be made at the discretion of the Compensation Committee and consist of shares of stock granted to a participant and subject to a stock restriction agreement. At the time of an award, a Participant may have the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions subject to the restrictions set forth in the Long-Term Incentive Plan and in the stock restriction agreement. Any shares of the Company’s common stock issued as restricted shares are legended and may not be sold, transferred, or disposed of until such restrictions have elapsed. Upon the expiration, lapse, or removal of restrictions, shares free of restrictive legend will be granted to the grantee. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

Performance Units. Performance unit awards entitle grantees to future payments based upon the achievement of pre-established long-term performance objectives. A performance unit agreement will establish with respect to each unit award (i) a performance period of not fewer than two years, (ii) a value for each unit which will not thereafter change, or which may vary thereafter pursuant to criteria specified by the Compensation Committee, and (iii) maximum and minimum performance targets to be achieved during the applicable performance period. Under each agreement, the grantee will be entitled to full value of a unit award for achievement of maximum targets and a portion of a unit award for performance exceeding minimum targets but less than maximum targets. The Compensation Committee has discretion to determine the Participants to whom performance unit awards are to be made, the times in which such awards are to be made, the size of such awards, and all other conditions of such awards, including any restriction, deferral periods, or performance requirements.

How are withholding taxes on awards handled?

Prior to the issuance or transfer of shares under the Long-Term Incentive Plan, a Participant must remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. The Compensation Committee has the discretion to permit a Participant to satisfy such tax withholding obligations, in whole or in part, by having the Company withhold shares for the value equal to the amount of taxes required by law to be withheld.

What is the effect of a change in control or change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of shares or similar event?

If there occurs a “Change in Control” of the Company, as defined in the Long-Term Incentive Plan, then any SAR outstanding for at least six months and any stock options awarded and not previously exercisable and vested will become fully exercisable and vested and all restrictions applicable to any restricted stock, performance units or other stock-based awards will lapse.

In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of shares which may be issued under the Long-Term Incentive Plan, the number of shares subject to outstanding awards, and the option exercise price of each outstanding option. The Board of Directors may also make such other changes in outstanding options, SARs, performance units and restricted stock awards as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional shares resulting from such adjustments will be eliminated.

Can the Long-Term Incentive Plan be amended or terminated?

The Board of Directors may terminate, amend, modify or suspend the Long-Term Incentive Plan at any time, except that the Board of Directors may not, without the authorization of the holders of a majority of the Company’s outstanding shares, increase the maximum number of shares which may be issued under the Long-Term Incentive Plan (other than adjustments pursuant to the Long-Term Incentive Plan), extend the last date on which awards may be granted under the Long-Term Incentive Plan, extend the date on which the Long-Term Incentive Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. The Long-Term Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code (the “Code”).

New Plan Benefits

Because the awards to Participants may vary from year to year at the Compensation Committee’s discretion and any award of performance units is contingent on attaining the related performance objectives, the amount payable to eligible Participants under the Long-Term Incentive Plan for any calendar year during which the Long-

Term Incentive Plan is in effect cannot be determined. With respect to fiscal 2015, stock options and shares of restricted stock were granted under the Long-Term Incentive Plan to the Company’s Named Executive Officers as set forth in the table captioned “Grants of Plan Based Awards”, and options for a total of 424,607 shares and a total of 131,009 shares of restricted stock were awarded to the executive officers as a group. With respect to fiscal 2015, options and shares of restricted stock were granted to non-employee Directors as set forth in the tables captioned “Director Compensation” and the accompanying text.

What are the federal income tax consequences of each potential award under the Long-Term Incentive Plan?

The following is a summary of the material anticipated United States federal income tax consequences of the Long-Term Incentive Plan to the Company and the Participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

Stock Options. The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either the Company or the Participant. Upon exercising an incentive stock option, the Participant will have no taxable income (except that the alternative minimum tax may apply) and the Company will receive no deduction. Upon exercising a nonqualified stock option, the Participant will recognize ordinary income in the amount by which the fair market value of Common Stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount. The Participant’s income is subject to withholding tax as wages.

The tax treatment of the Participant upon a disposition of shares of Common Stock acquired through the exercise of an option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for at least two years from the date of grant and at least one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the Participant will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of Common Stock acquired under a stock option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the Participant at the time of the award. Upon exercising the SAR, the Participant will recognize ordinary income in the amount by which the fair market value of the Common Stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. The Company will be entitled to a deduction for the same amount. The Participant’s income is subject to withholding tax as wages. Upon a disposition of shares of Common Stock acquired through the exercise of the SAR, the Participant may recognize capital gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequences to the Company in connection with the disposition of shares of Common Stock acquired under a SAR.

Restricted Stock. The federal income tax consequences of awards of restricted stock will depend on the facts and circumstances of each award, and in particular, the nature of the restrictions imposed with respect to the Common Stock which is the subject of the award. In general, if the Common Stock is subject to a substantial risk of forfeiture, i.e., limited in terms of transferability, a taxable event occurs only when the risk of forfeiture lapses. At that time, the Participant will recognize ordinary income to the extent of the excess of the fair market value of the Common Stock on the date the risk ceases over the amount that the Participant paid for the shares, if any, and the Company will be entitled to a deduction in the same amount. Prior to the lapse of restrictions on the restricted stock, any dividends on such shares will be paid currently and will be treated as ordinary compensation income to the Participant, subject to withholding. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long- or short-term capital gain or loss depending upon the applicable holding period.

Alternatively, within thirty days after transfer of the restricted stock, a Participant may make an election under Section 83(b) of the Code, which would allow the Participant to include in income in the year that the restricted Common Stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted Common Stock were not subject to restrictions. The Company is then entitled to a compensation-paid deduction in the same amount. The election is required to be written and delivered to the Company within that thirty-day period. The Participant is also required to confirm the election with the filing of the Participant’s federal income tax return for the year in which the award is made. Failure to satisfy either of these requirements may invalidate the intended election. In the event of a valid Section 83(b) election, the Participant will not recognize income at the time that the restrictions actually lapse. In addition, any appreciation or depreciation in the value of the stock and any dividends paid on the stock after a valid Section 83(b) election are not deductible by the Company as compensation paid. For purposes of determining the period of time that the Participant holds the restricted stock, the holding period begins on the award date when a Participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary dividend income to the Participant and will not be deductible by the Company. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the Participant is not entitled to a deduction or tax refund.

Performance Units. A Participant will realize ordinary compensation income upon receipt of a performance unit equaling the amount of cash or the current market value of the Common Stock received. Wage withholding rules will apply. The Company will be entitled to a deduction at the time of payment in an amount equal to such income. Upon subsequent disposition of any shares of Common Stock received, any gain or loss will be a long- or short-term gain or loss, depending upon the applicable holding period.

Required Vote

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this matter will be required for approval of the amendment to the Long-Term Incentive Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes will not be considered entitled to vote on this matter and therefore will not be counted in determining the number of shares necessary for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AMENDMENT TO

THE 2012 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of its Named Executive Officers as described in the “Compensation Discussion and Analysis” section and the “Executive Compensation” section. In accordance with the view expressed by our shareholders in an advisory vote at the 2011 Annual Meeting of Shareholders, our Board of Directors currently intends to provide for an advisory vote on compensation on an annual basis.

As we describe in more detail under the heading “Compensation Discussion and Analysis”, we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our executives for the achievement of short-term and long-term operational, financial and individual goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive awards and stock awards geared towards long-term equity incentive. At our 2015 Annual Meeting of Shareholders, more than 92% of the shares voted (or more than 88% of total shares outstanding) were cast in support of the Company’s executive compensation program.

Highlights of our executive compensation program include:

•	All of our incentive plans are performance based and therefore a large portion of the total potential realizable compensation is tied to Company performance and measurable goals.

•	Equity awards that have been granted vest over multiple years which are intended to encourage long-term retention and ownership.

•	Equity awards incentivize management to manage and grow the value of the business over the long-term, serving to align the financial interests of our executive officers with those of our shareholders.

•	Our Compensation Committee considers performance, organizational impact, skills and experience when reviewing and determining salary levels of each Named Executive Officer. Base pay levels are competitive within the middle of a range that the Compensation Committee considers reasonable and necessary.

We believe that our executive compensation program is well designed, appropriately aligns the compensation of our executive officers with our performance objectives and our company strategy and incentivizes strong individual performance. In deciding how to vote on this proposal, we encourage you to read the entire “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion and analysis of our executive compensation program.

Accordingly, we ask our shareholders to vote on the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY

STATEMENT.

OTHER BUSINESS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy are authorized by you to act, and will act, in respect thereof in accordance with recommendations of management and their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the proxy statement and presented at the 2017 Annual Meeting must be received by the Company no later than January 13, 2017 and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to Fred’s, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118.

SOLICITATION OF PROXIES AND COST THEREOF

The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of mail systems, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED’S, INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.

By order of the Board of Directors,

Mark C. Dely
Secretary

May 16, 2016

Appendix A

FRED’S, INC.

2012 LONG-TERM INCENTIVE PLAN

1. Purpose.

The purpose of the FRED’S, INC. 2012 LONG-TERM INCENTIVE PLAN (the “Plan”) is to further the earnings of FRED’S, INC., a Tennessee corporation, and its subsidiaries (collectively, the “Company”) by assisting the Company in attracting, retaining and motivating management employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those officers, other key executives and directors who make substantial contributions to the Company by their loyalty, industry and invention.

2. Administration.

The Plan shall be administered by a committee (the “Committee”) selected by the Board of Directors of the Company (the “Board of Directors”) consisting of two or more non-employee directors of the Company, within the meaning of Rule 16b-3 under the Securities and Exchange, Act of 1934, as amended from time to time (the “1934 Act”) (or any successor rule of similar import). Except as otherwise may be determined by the Board of Directors, each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, .granted or awarded stock options, stock appreciation rights, performance units, or restricted stock pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the above, the Committee shall not have the power to adjust or amend the exercise price of stock options or SARs (as defined below) previously awarded under this Plan, whether through amendment, cancellation, replacement grants, or any other method of repricing within the meaning of 17 C.F.R. 229.402 (or any amendment or substitute or successor thereto).

3. Stock Subject to the Plan.

The Company may grant awards under the Plan with respect to not more than the sum of ~~3,000,000~~ 4,000,000 shares of no par value common stock of the Company (the “Shares”) and the number of restricted shares, which may be forfeited after the effective date of this Plan originally the subject of an award under the Company’s 2002 Long-Term Incentive Plan. This total, shall, however, be subject to adjustment as provided in paragraph 20, below. Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

4. Eligibility to Receive Awards.

Persons eligible to receive awards under the Plan shall be limited to those officers, other key executive employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company.

5. Form of Awards.

Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options which are not intended to so qualify (“Nonqualified Stock Options”).

6. Stock Options.

Stock options for the purchase of shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

(a) Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.

(b) Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than the par value of a Share.

(c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, which period or periods may be extended in the discretion of the Committee, provided however, notwithstanding the foregoing, that no Incentive Stock Option shall be exercisable after ten years, and no Nonqualified Stock Option shall be exercisable after ten years and one day, from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under-which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time.

(d) Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion, may grant the optionee a new stock option for the number of Shares used to pay the purchase price.

(e) Rights Upon Termination of Employment. In the event that an optionee ceases to be an employee or director of the Company for any cause other than Retirement (as defined below), death or Disability (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such termination to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term “Retirement” means retirement from active employment with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and the term “Retires” has the corresponding meaning. As used herein, the term “Disability” means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and the term “Disabled” has the corresponding meaning). In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after termination of employment due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after termination of employment due to Retirement or Disability or within three months after termination of employment for other reasons, to the extent that the option was exercisable at the time of death or termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term “Beneficiary” means the person or persons designated in writing by the—grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee’s rights in respect of an award). In order to be effective, a grantee’s designation of a Beneficiary must be on file with the Committee before the grantee’s death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee’s death.

(f) Nontransferability. Options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged; hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the optionee the option is exercisable only by the optionee.

(g) Incentive Stock Options. In the case of an Incentive Stock option, each option shall be subject to such other terms conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:

(i) The purchase price of stock subject to an Incentive Stock Option shall not be less than 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.

(ii) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in Section 425(f) of the Code (or successor provision of similar import))) shall not exceed $100,000.

(iii) No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

(iv) Directors who are not employees of the Company shall not be eligible to receive Incentive Stock Options.

(v) In the event of termination of employment by reason of Retirement, if an Incentive Stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Nonqualified Stock option.

7. Stock Appreciation Rights.

Stock appreciation rights (“SAR” or “SARs”) shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

(a) Award. SARs may be granted in connection with a previously or contemporaneously granted stock option, or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100 percent of the fair market value of the Shares at the time such option was granted. Upon exercise of a SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR. Shares covered by a SAR shall not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR.

(b) SARs Related to Stock Options. If a SAR is granted in relation to a stock option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable; (ii) the grantee’s right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR; (iii) the grantee’s right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option; and (iv) the SAR shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the grantee only by him.

(c) Term. Each SAR agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, which period or periods may be extended in the discretion of the Committee, provided however, notwithstanding the foregoing, that no SAR shall be exercisable earlier than six months after the date of grant or later than ten years after the date of grant. The Committee may, in its discretion, provide in the SAR agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time.

(d) Termination of Employment. SARs shall be exercisable only during the grantee’s employment by the Company (or, in the case of a grantee who is a non-employee director, only during his service as a director of the Company), except that, in the discretion of the Committee, a SAR may be made exercisable for up to three months after the grantee’s employment (or tenure as a director) is terminated for any reason other than Retirement, death or Disability, and for up to one year after the grantee’s employment (or tenure as a director) is terminated because of Retirement, death or Disability.

(e) Payment. Upon exercise of a SAR, payment shall be made in cash, in Shares at fair market value on the date of exercise, or in a combination thereof, as the Committee may determine at the time of exercise.

(f) Other Terms. SARs shall be granted in such manner and such form, and subject to such additional terms and conditions, as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if granted in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under Section 422 of the Code; or, (ii) in order to avoid any insider trading liability in connection with a SAR under Section 16(b) of the 1934 Act.

8. Restricted Stock Awards.

Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

(a) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock, shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any Shares at any time.

(b) Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.

(c) Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee’s death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

(d) Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee or his legal representative.

9. Performance Units.

Performance unit awards under the Plan shall entitle grantees to future payments based upon the achievements of pre-established long-term performance objectives and shall be evidenced by written performance unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such agreements shall contain the terms and conditions applicable to the performance unit awards, including in substance the following terms and conditions:

(a) Performance Period. The Committee shall establish with respect to each unit award a performance period of not fewer than two years.

(b) Unit Value. The Committee shall establish with respect to each unit award value for each unit which shall not thereafter change, or which may vary thereafter pursuant, to criteria specified by the Committee.

(c) Performance Targets. The Committee shall establish with respect to each unit award maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle grantees to payment with respect to the full value of a unit award. Grantees shall be entitled to payment with respect to a portion of a unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.

(d) Performance Measures. Performance targets established by the Committee shall relate to corporate, subsidiary, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance measured against other companies or businesses.

(e) Adjustments. At any time prior to the payment of a unit award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company’s or other corporations’ financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary unusual or nonrecurring items or events.

(f) Payment of Unit Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions satisfied for such period. The Committee shall determine what, if any; payment is due on the unit award and whether such payment shall be made in cash, Shares, or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.

(g) Termination of Employment. In the event that a grantee ceases to be employed by the Company prior to the end of the performance period by reason of death, Disability, or, Retirement with the consent of the Company, any unit award, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by the Company, provided that the Committee shall have the power to provide for an appropriate settlement of a unit award before the end of the performance period. Upon any other termination of employment, participation shall terminate forthwith and all outstanding unit awards shall be canceled.

10. General Restrictions.

Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject: or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement; or withholding shall have been effected or obtained free of any, conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

11. Single or Multiple Agreements.

Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

12. Rights of the Shareholder.

The recipient of any award under the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

13. Rights to Terminate Employment.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.

14. Withholding.

(a) Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the “Tax Date”). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

(b) Whenever payments to a grantee in respect of an award under the Plan to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state or local withholding tax requirements.

15. Non-Assignability.

No award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative.

16. Non-Uniform Determinations.

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

17. Change In Control Provisions:

(a) In the event of (1) a Change in Control (as defined below) or (2) a Potential Change in Control (as defined below), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:

(i) Any SARs outstanding for at least six months and any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

(ii) Any restrictions and deferral limitations applicable to any restricted stock, performance units or other Stock-based awards, in each case to the extent not already vested under the Plan, shall lapse and such shares, performance units or other stock-based awards shall be deemed fully vested.

(iii) The value of all outstanding stock options, SARs, restricted stock, performance units and other stock-based awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined below) as of the date such Change in Control or such Potential Change in Control is determined to, have occurred or such other date as the Committee may determine prior to the Change in Control.

(b) As used herein, the term “Change in Control” means the happening of any of the following:

(i) Any person or entity, including a “group” as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company’s securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

(ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

(iii) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

(c) As used herein, the term “Potential Change in Control” means the happening of any of the following:

(i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

(ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(d) As used herein, the term “Change in Control Price” means the highest price per share paid in any transaction reported on the National Association of Securities Dealers Automated Quotation system, or paid or offered in any bonafide transaction related to a potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee except that, in the case of Incentive Stock Options and SARs relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such SARs or, where applicable, the date on which a cash out occurs under Section 18(a)(iii).

18. Non-Competition Provision.

Unless the award agreement relating to a stock option, SAR, restricted stock or performance unit specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

19. Adjustments.

In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares, subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options, SARs, performance units and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

20. Amendment.

The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company’s outstanding Shares, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 20 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 20 hereof does not adversely affect any such right.

21. Effect on Other Plans.

Participation in this Plan shall not affect a grantee’s eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

22. Effective Date and Duration of the Plan.

The Plan shall become effective upon the later of the dates the Plan is adopted by the Board of Directors and is approved by the holders of a majority of the outstanding Shares, so long as shareholder approval occurs by the first anniversary of its adoption by the Board. Unless it is sooner terminated in accordance with paragraph 21 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company’s shareholders.

23. Unfunded Plan.

The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 8 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, SARs, or performance units, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option, SAR or performance unit. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option, SAR or performance unit shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

24. Governing Law.

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.

FRED’S, INC.

LaQuinta Inn & Suites 101 Travel Center Blvd., Dublin, Georgia 31021

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 15, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Mark C. Dely and Rick Hans, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Fred’s, Inc., to be held June 15, 2016, at 5:00 p.m., Eastern Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

1. Election of Directors for the term of one year.

☐ FOR all nominees listed below	☐ WITHHOLD ALL AUTHORITY *
(except as marked to the contrary below)	to vote for all nominees listed below

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL

NOMINEE, STRIKE THROUGH THE NOMINEE’S NAME BELOW.

Michael J. Hayes	John R. Eisenman	Thomas H. Tashjian	B. Mary McNabb
Michael T. McMillan	Jerry A. Shore	Steven R. Fitzpatrick

2. Approval of BDO USA, LLP as independent registered public accounting firm of the Company, as described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Approval of amendment to the 2012 Long-Term Incentive Plan, as described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. Approval, on an advisory (non-binding) basis, the executive compensation of the Company’s Named Executive Officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

In their discretion, the Proxies are hereby authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS 1, 2, 3 AND 4. THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

Dated:                                              , 2016

Signature of Shareholder	Signature of Shareholder (if held jointly)

Please date this proxy and sign your name or names exactly as shown hereon. When signing as an attorney, executor, administrator, trustee or guardian, please sign your full title as such. If there are more than one trustee, or joint owners, all must sign. Please return the proxy card promptly using the enclosed envelope.